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                                                                EXHIBIT 10.37(a)


                            AIRCRAFT LEASE AGREEMENT

                                   Dated as of

                                February 1, 1997

                                    between


                               MIMI LEASING CORP.

                                       as

                                     Lessor

                                       and


                            AIR SOUTH AIRLINES, INC.

                                       as

                                     Lessee


                in respect of One Boeing Model 737-247 Aircraft

                              Serial Number 19607,

                        Federal Aviation Administration

                             Registration No. N4510W


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                                       INDEX

SECTION                                                                     PAGE
-------                                                                     ----

1.   INTERPRETATION ............................................................. 1
     1.1  DEFINITIONS ........................................................... 1
     1.2  CONSTRUCTION ......................................................... 14

2.   REPRESENTATIONS AND WARRANTIES ............................................ 15
     2.1  Lessee's Representations and Warranties .............................. 15
     2.2  Lessee's Further Representations and Warranties ...................... 17
     2.3  Survival.............................................................. 18
     2.4  Lessor's Representations and Warranties .............................. 18

3.   CONDITIONS PRECEDENT ...................................................... 20
     3.1  Lessor's Conditions Precedent ........................................ 20
     3.2  Further Conditions Precedent ......................................... 21
     3.3  Waiver ............................................................... 22

4.   COMMENCEMENT .............................................................. 22
     4.1  Leasing .............................................................. 22
     4.2  Acceptance and Delivery ...............................................22
     4.3  Not Used ............................................................. 22
     4.4  Licenses ............................................................. 22

5.   PAYMENTS .................................................................. 23
     5.1  Aircraft Deposit...................................................... 23
     5.2  Rental Periods ....................................................... 23
     5.3  Rent.................................................................. 23
     5.4  Maintenance Reserves.................................................. 23
     5.5  Payments ............................................................. 24
     5.6  Not Used ............................................................. 24
     5.7  Taxation.............................................................. 24
     5.8  Information .......................................................... 24
     5.9  Taxation of Indemnity Payments ....................................... 25
     5.10 Payment Date; Default Interest ....................................... 25
     5.11 Contest............................................................... 26
     5.12 Absolute and Conditional Obligations of Lessee ....................... 26
     5.13 Security ............................................................. 27

6.   MANUFACTURER'S WARRANTIES ................................................. 28
     6.1  Assignment ........................................................... 28
     6.2  Proceeds ............................................................. 28
     6.3  Parts ................................................................ 29
     6.4  Agreement............................................................. 29

7.   LESSOR'S COVENANTS ........................................................ 29
     7.1  Quiet Enjoyment ...................................................... 29
     7.2  Maintenance Contribution ............................................. 29
     7.3  Lessor Obligations Following Expiration Date ......................... 30


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

8.   LESSEE'S COVENANTS ....................................................... 31
     8.1  Duration ............................................................ 31
     8.2  Information ......................................................... 31
     8.3  Lawful and Safe Operation ........................................... 32
     8.4  Other Payments....................................................... 34
     8.5  Sub-Leasing ......................................................... 35
     8.6  Inspection .......................................................... 35
     8.7  Ownership; Property Interests; Related Matters ...................... 35
     8.8  General ............................................................. 37
     8.9  Records ............................................................. 39
     8.10 Protection .......................................................... 39
     8.11 Maintenance and Repair ...............................................40
     8.12 Removal of Engines and Parts ........................................ 42
     8.13 Installation of Engines and Parts ................................... 42
     8.14 Non-Installed Engines and Parts ..................................... 43
     8.15 Pooling of Engines and Parts ........................................ 44
     8.16 Equipment Changes ................................................... 44
     8.17 Title on an Equipment Change ........................................ 45
     8.18 Third Party ......................................................... 45

9.   INSURANCE ................................................................ 45
     9.1  Insurance ........................................................... 45
     9.2  Requirements ........................................................ 46
     9.3  Change .............................................................. 46
     9.4  Insurance Covenants ................................................. 46
     9.5  Failure to Insure ................................................... 47
     9.6  Continuing Indemnity ................................................ 48
     9.7  Application of Insurance Proceeds ................................... 48

10.  INDEMNITY ................................................................ 49
     10.1 General ............................................................. 49
     10.2 Duration ............................................................ 49
     10.3 Subrogation ......................................................... 49
     10.4 Notice and Cooperation .............................................. 50

11.  EVENTS OF LOSS ........................................................... 50
     11.1 Events of Loss ...................................................... 50
     11.2 Requisition ......................................................... 51

12.  RETURN OF AIRCRAFT........................................................ 52
     12.1 Return .............................................................. 52
     12.2 Final Inspection .................................................... 53
     12.3 Non-Compliance ...................................................... 53
     12.4 Not Used ............................................................ 54
     12.5 Acknowledgement ..................................................... 53
     12.6 Maintenance Program ................................................. 53
     12.7 Not Used ............................................................ 54
     12.8 Aircraft Storage .................................................... 54

13.  DEFAULT .................................................................. 54
     13.1 Events of Default ................................................... 54
     13.2 Rights .............................................................. 57


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
     13.3 Deregistration ..................................................... 58
     13.4 Default Payments ................................................... 58

14.  ASSIGNMENT .............................................................. 59

15.  ILLEGALITY .............................................................. 60

16.  MISCELLANEOUS ........................................................... 60
     16.1 Waivers, Remedies Cumulative ....................................... 60
     16.2 Delegation ......................................................... 60
     16.3 Appropriation ...................................................... 60
     16.4 NOT USED............................................................ 61
     16.5 NOT USED............................................................ 61
     16.6 Set-off ............................................................ 61
     16.7 Severability ....................................................... 61
     16.8 Remedy ............................................................. 61
     16.9 Expenses ........................................................... 61
     16.10 Time of Essence ................................................... 62
     16.11 Notices ........................................................... 62
     16.12 Law and Jurisdiction .............................................. 62
     16.13 Entire Agreement .................................................. 63
     16.14 Indemnities ....................................................... 63
     16.15 Counterparts ...................................................... 64

17.  DISCLAIMERS AND WAIVERS ................................................. 64
     17.1 Exclusion .......................................................... 64
     17.2 Waiver ............................................................. 64
     17.3 Confirmation ....................................................... 64

18.  TRUE LEASE ...............................................................65


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       THIS AIRCRAFT LEASE AGREEMENT (this "Agreement") is made as of the 1st day of February, 1997 between MIMI LEASING CORP., a corporation incorporated under the laws of the State of Iowa whose principal office is at 600 Sunset Ridge, Dubuque, Iowa 52003, its successors and assigns ("Lessor"), and AIR SOUTH AIRLINES, INC., a company incorporated under the laws of the State of Delaware whose chief executive office is at 1800 St. Julian Place, Columbia, South Carolina 29204 ("Lessee")

       WHEREAS, Lessor and Lessee are parties to a certain Aircraft Lease No. 1 dated as of October 31, 1994, with Lease Schedule to Aircraft Lease No. 1 and Delivery and Acceptance Certificate, dated November 8, 1994, attached, recorded by the FAA on February 7, 1995, as conveyance number AA51144, as amended through the date hereof (the "Original Lease") relative to the lease by Lessor to Lessee of the Aircraft (as defined herein); and

       WHEREAS, notwithstanding the terms of the Original Lease, Lessee has requested that Lessor, at its expense, engage AAR Oklahoma of Oklahoma City, Oklahoma and other third party vendors to improve and upgrade the Aircraft by performing a certain mutually agreed upon work scope (the "Work") in respect of the Aircraft; and

       WHEREAS, subject to the condition that Lessee would enter into a new lease for the Aircraft, Lessor agreed to engage such parties to perform the Work in respect of the Aircraft; and

       WHEREAS, Lessor and Lessee now desire to enter into this Agreement to satisfy such condition.

       NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements of the parties herein set forth, Lessor and Lessee agree as follows:

1.     INTERPRETATION

       1.1    DEFINITIONS

       In this Agreement, the following terms have the meanings set forth below:

       ACCEPTANCE LOCATION  Oklahoma City, Oklahoma

       AGREED MAINTENANCE
       PERFORMER            Lessee (up to and including B Check) or any
                            FAA-certified maintenance/ overhaul facility (for C
                            Check and higher) or any other person agreed to from time to time in writing by





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                                    Lessor (such agreement not to be
                                    unreasonably withheld).

       AGREED MAINTENANCE           Lessee's FAA-approved Continuous
       PROGRAM                      Airworthiness Maintenance Program and
                                    General Maintenance Manual, as amended from time to time with the prior written agreement of Lessor (such agreement not to be unreasonably withheld); provided, that such agreement of Lessor shall not be required with respect to amendments to the Agreed Maintenance Program which are required by law, including any rule, regulation, order or directive of the FAA or other Government Entity having jurisdiction over the maintenance and operation of the Aircraft.

       AGREED VALUE                 Has the meaning specified in Letter
                                    Agreement No. 1.

       AIR AUTHORITY                The FAA.

       AIRCRAFT The aircraft described in Part 1 of Schedule 1 (which term includes, where the context permits, a separate reference to all Engines, Parts and Aircraft Documents).

       AIRCRAFT DEPOSIT             The amount payable pursuant to Section 5.1.

       AIRCRAFT DOCUMENTS           The documents, data and records identified
                                    in Part 2 of Schedule 1 (all of which are presently in the possession of Lessee) and all additions, renewals, revisions and replacements from time to time made in accordance with this Agreement.

       AIRFRAME                     The Aircraft, excluding the Engines and
                                    Aircraft Documents.

       APU The auxiliary power unit installed on the Aircraft on the Delivery Date and any replacement auxiliary power unit installed in accordance with this Agreement.


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       BANKS                        Such financial institution(s) which from
                                    time to time finance(s) the Aircraft for Lessor and/or for whose benefit security over, or rights relating to, the Aircraft and/or this Agreement is granted by Lessor.

       BOEING The Boeing Company, a Delaware corporation with its principal office in Seattle, Washington.

       BUSINESS DAY                 A day (other than a Saturday or Sunday or a
                                    legal holiday) on which business of the
                                    nature required by this Agreement is carried out in the States of Iowa and South Carolina or where used in relation to payments on which banks are open for banking business in Dubuque, Iowa and Columbia, South Carolina.

       CERTIFICATEDR                Any corporation (except the United States
       CARRIER                      Government) domiciled in the United States
                                    of America and holding a Certificate of
                                    Public Convenience and Necessity issued
                                    under 49 U.S.C. Section 41102 by the
                                    Department of Transportation or any
                                    predecessor or successor agency thereto and an Air Carrier Certificate issued by the FAA under 49 U.S.C. Section 44705, or, in the event such Certificates shall no longer be issued, any corporation (except the United
                                    States Government) domiciled in the United
                                    States of America and legally engaged in the business of transporting for hire passengers or cargo by air predominantly to, from or between points within the United States of America, and, in either event, operating commercial jet aircraft, which also is certificated so as to fall within the purview of Section 1110 of Title 11 of the United States Code or any similar statute.

       CIVIL RESERVE AIR            The Civil Reserve Air Fleet Program
       FLEET PROGRAM                currently administered by the United States
                                    Air Force Air Mobility


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                                    Command pursuant to Sections 951 et seq. of
                                    Title 10 of the United States Code, or any substantially similar program.

       COLD SECTION                 The completion of the following tasks with
       REFURBISHMENT                respect the an Engine: completely unstack
                                    both high and low compressors and accomplish complete visual inspection; de-blade disks as necessary; accomplish visual inspections of all disks; measure to assure all snap diameters on disks are within limits;
                                    inspect blades for proper chord dimensions and cracking; repair or replace blades below minimums; inspect and repair stators as necessary; blade up disks using new lock plates; assemble compressor rotors; balance both rotors; and install rotors in such Engine.

       CYCLE                        One take-off and landing of the Aircraft.

       DAMAGE NOTIFICATION          Has the meaning set forth in Letter
       THRESHOLD                    Agreement No. 1.

       DEFAULT Any Event of Default and any event or condition which with the giving of notice or lapse of time would constitute an Event of Default.

       DELIVERY DATE                The date hereof.

       DELIVERY LOCATION            Oklahoma City, Oklahoma.

       DOLLARS AND $                The lawful currency of the United States of
                                    America.

       ENGINE                       Whether or not installed on the Aircraft:

                                    (a)       each engine of the manufacture
                                              and model specified in Part 1 of
                                              Schedule 1 which Lessor
                                              constructively delivers to
                                              Lessee with the Aircraft on the
                                              Delivery Date, such


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

                                              engines being described as to
                                              serial numbers on the
                                              certificate of acceptance to be
                                              executed by Lessee upon delivery
                                              of the Aircraft; or

                                    (b)       any engine which has replaced
                                              that engine, title to which has
                                              passed to Lessor in accordance
                                              with this Agreement;

                                              and in each case includes all
                                              modules and Parts from time to
                                              time belonging to or installed
                                              in that engine but excludes any
                                              properly replaced engine, title to
                                              which has passed to Lessee
                                              pursuant to this Agreement.

       EVENT OF DEFAULT             An event or condition specified in Section
                                    13.1.

       EVENT OF LOSS                With respect to the Aircraft, Airframe or
                                    any Engine, any of the following events:

                                    (a)       the actual or constructive total
                                              loss (including any damage which
                                              results in an insurance
                                              settlement on the basis of a
                                              total loss, or requisition for
                                              use or hire which results in an
                                              insurance settlement on the
                                              basis of a total loss); or

                                    (b)       it being destroyed, damaged
                                              beyond repair or permanently
                                              rendered unfit for normal use
                                              for any reason whatsoever; or

                                    (c)       the requisition of title, or
                                              other compulsory acquisition,
                                              capture, seizure, deprivation,
                                              confiscation or detention for
                                              any reason by the government of
                                              the State of Registration or
                                              other competent authority
                                              (whether de jure or de facto)
                                              for a period in excess of 60

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                                              days or such shorter period
                                              ending on the date which an
                                              insurance settlement on the
                                              basis of total loss shall occur,
                                              but excluding requisition for
                                              use or hire not involving
                                              requisition of title; or

                                    (d)       the hijacking, theft,
                                              condemnation, confiscation,
                                              seizure or requisition for use
                                              or hire for a period in excess
                                              of 60 days, or such shorter
                                              period ending on the date on
                                              which an insurance settlement on
                                              the basis of total loss shall
                                              occur.

                                    An Event of Loss with respect to the
                                    Aircraft shall be deemed to have occurred if an Event of Loss has occurred with respect to the Airframe.

       EXCUSABLE DELAY              With respect to delivery of the Aircraft,
                                    delay or non-performance due to or arising out of acts of God or public enemy, civil war, insurrection or riot, fire, flood, explosion, earthquake, accident, epidemic, quarantine restriction, any act of government, governmental priority, allocation, regulation or order affecting directly or indirectly, the Aircraft, any vendor, Lessor or any materials or facilities which are necessary for the delivery of the Aircraft in accordance with, and in the condition required by this Agreement, strike or labor dispute causing cessation, slowdown or interruption of work which are necessary for the delivery of the Aircraft in accordance with, and in the condition required by this Agreement, inability after due and timely diligence to procure equipment, data or materials which are necessary for the delivery of the Aircraft in accordance with, and in the condition required by this Agreement from manufacturers, suppliers, any existing owner, seller or lessee in a timely manner, damage to the Aircraft, destruction or loss of the Aircraft, or any other cause to the extent that such cause is beyond the control of Lessor.

       EXPIRATION DATE              Subject to Section 12.l(b), the day
                                    preceding the numerically corresponding day
                                    36 months after the Delivery Date or, if earlier, the date on which:

                                   (a)       the Aircraft has been redelivered
                                             in accordance with this Agreement;
                                             or

                                   (b)       Lessor receives the Agreed Value
                                             following an Event of Loss
                                             involving the Airframe.

       FAA The Federal Aviation Administration of the United States of America and any successor agency thereof.

       FEDERAL AVIATION ACT         49 U.S.C. Subtitle VII, as amended, or any
                                    similar legislation of the United States of America enacted in substitution or replacement thereof.

       FINANCING STATEMENTS         Uniform Commercial Code Financing Statements
                                    in respect of this Agreement and the
                                    collateral described therein prepared in a form acceptable for filing with the applicable Government Entities in the
                                    Habitual Base, the State in which the chief executive office (as that term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of South Carolina) and such other jurisdiction as Lessor shall reasonably require.

       FLIGHT HOUR                  Each hour or part thereof (rounded to one
                                    decimal place) elapsing from the moment the wheels of the Aircraft leave the ground on take off until the wheels of the Aircraft next touch the ground.

       GOVERNING LAW                The laws of the State of Iowa.

       GOVERNMENT ENTITY            Any of the following:

                                    (a)       any national government, state
                                              government, political subdivision
                                              of either thereof, or local
                                              jurisdiction therein;

                                    (b)       any instrumentality, board,
                                              commission, court or agency of
                                              any thereof, however
                                              constituted; and

                                    (c)       any association, organization,
                                              or institution of which any of
                                              the above is a member or to
                                              whose jurisdiction any thereof
                                              is subject or in whose
                                              activities any of the above is a
                                              participant.

       HABITUAL BASE                The State of South Carolina, or, subject to
                                    the prior written consent of Lessor, any other state, country or countries in which the Aircraft is for the time being habitually based.

       HOT SECTION                  The complete visual inspection and repair as
       REFURBISHMENT                necessary of the combustion section of an
                                    Engine. In conductine such inspection and repair, the engine shop must completely unstack the high pressure turbine and accomplish complete visual inspection;
                                    de-blade disks as necessary; accomplish
                                    visual inspections of ail disks; measure to assure all snap diameters on disks are within limits; inspect blades for proper chord dimensions and cracking; repair or replace blades below minimums; inspect and repair stators as necessary; blade up disks using new lock plates; assemble compressor rotors, balance both


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

                                    rotors; and install rotors in such Engine.

       INDEMNITEES                  Each of Lessor and Banks including any of
                                    their respective successors and assigns, shareholders, subsidiaries, affiliates, partners, contractors, directors, officers, servants, agents and employees.


       LANDING GEAR                 The landing gear assembly of the Aircraft
                                    excluding any rotable components.

       LEASE Means this agreement as is may be amended from time to time in accordance with its terms.

       LESSOR LIEN                  Any of the following:

                                    (a)       any security interest whatsoever
                                              from time to time created by or
                                              through Lessor or its affiliates
                                              in connection with the financing
                                              of the Aircraft;

                                    (b)       any other security interest in
                                              respect of the Aircraft which
                                              results from acts or omissions of
                                              or claims against Lessor or any
                                              affiliate of Lessor not related to
                                              the transactions contemplated by
                                              or permitted under this Agreement;

                                    (c)       claims against Lessor or any
                                              affiliate arising out of the
                                              voluntary transfers of all or any
                                              part of its interest in the
                                              Aircraft, other than a transfer
                                              pursuant to Sections 11 and 13
                                              hereof; and

                                    (d)       liens in respect of the Aircraft
                                              for Lessor Taxes.

       LESSOR TAXES                 Taxes:

                                    (a)       imposed as a result of activities
                                              of Lessor or any affiliate in the
                                              jurisdiction
                                             imposing the liability unrelated to
                                             Lessor's (or an affiliate's)
                                             dealings with Lessee with respect
                                             to the Aircraft or to the
                                             transactions contemplated by this
                                             Agreement or the operation of the
                                             Aircraft by Lessee; or

                                    (b)      imposed on or measured by the gross
                                             revenues or net income, profits,
                                             capital, franchises, net worth or
                                             gains of Lessor or an affiliate by
                                             any Government Entity; or

                                    (c)      imposed with respect to (i) any
                                             period prior to the Delivery Date,
                                             (ii) any event occurring prior to
                                             the Delivery Date (other than the
                                             execution of this Agreement), or
                                             (iii) any period commencing or
                                             event occurring after the
                                             Expiration Date; or

                                    (d)      which are penalties, surcharges,
                                             fines or interest (i) which relate
                                             to Lessor Taxes or (ii) which are
                                             imposed as a direct result of (A)
                                             the failure of Lessor to timely and
                                             properly file a tax return or to
                                             pay any Taxes which are required to
                                             be filed or paid by Lessor; or (B)
                                             the failure by Lessor to timely and
                                             properly furnish to Lessee any
                                             information, document or signature
                                             required by Lessee in order for
                                             Lessee to timely and properly file
                                             a tax return or to pay any Taxes on
                                             behalf of Lessor which Lessee is
                                             obligated to do hereunder; or

                                    (e)      imposed on Lessor or an affiliate
                                             as a direct result of an
                                             assignment or disposition by
                                             Lessor of the Aircraft, an Engine,
                                             or any
                                             part of either thereof, any
                                             interest in or with respect to the
                                             Aircraft, an Engine or any part of
                                             either thereof, or any interest in
                                             or with respect to this Agreement
                                             or the Rent; or

                                    (f)      imposed on, resulting from, or
                                             which would not have occurred but
                                             for a Lessor Lien; or

                                    (g)      imposed against a transferee of
                                             Lessor (or any subsequent
                                             transferee) to the extent of the
                                             excess of such Taxes over the
                                             amount of such Taxes which would
                                             have been imposed had there not
                                             been a transfer by Lessor of any
                                             interest of Lessor in the
                                             Aircraft, an Engine or the Lease;
                                             or

                                    (h)      which arise out of or are caused
                                             by (x) the gross negligence, fraud
                                             or willful misconduct of Lessor or
                                             any affiliate thereof or (y) the
                                             breach or inaccuracy of the repre-
                                             sentation of Lessor contained in
                                             Section 2.4(a); or

                                    (i)      imposed by section 4975 of the
                                             Internal Revenue Code of 1986 (or
                                             any successor provision thereto);
                                             or

                                    (j)      which are United States with-
                                             holding taxes imposed on payments
                                             to a foreign person.

       LETTER AGREEMENT
       NO. 1 Letter Agreement of even date herewith between Lessor and Lessee in respect of the Aircraft, the terms of which constitute an integral part of this Agreement.

       LETTER AGREEMENT
       NO. 2 Letter Agreement of even date herewith between Lessor and Lessee in respect of the Aircraft, the terms of which, subject to the conditions set forth therein, constitute an integral part of this Agreement.

       LIEN Any mortgage, charge, pledge, lien, assignment, hypothecation, right of set off or any agreement or arrangement having the effect of creating a security interest other than a Permitted Lien, or any agreement to create the foregoing other than a Permitted Lien.

       MAINTENANCE RESERVES         All amounts payable under section 5.4.


       MAJOR CHECKS                 Any C-Check, multiple C-Check, or heavy
                                    maintenance visit or segment thereof
                                    suggested for commercial aircraft of the same model as the Aircraft by its manufacturer (however denominated) as set out in the Agreed Maintenance Program.

       MANUFACTURER                 Boeing.

       MINIMUM LIABILITY
       COVERAGE                     Has the meaning set forth in Letter
                                    Agreement No. 1.

       NEW EXPIRATION DATE          Has the meaning set forth in Section
                                    12.1(b).

       OTHER AGREEMENTS             Any agreement (other than this agreement)
                                    made or to be made between Lessor (or an affiliate or subsidiary of Lessor) and lessee (or an affiliate or Subsidiary of Lessee).


       PART                         Whether or not installed on the Aircraft:

                                    (a)       any component, furnishing or
                                              equipment (other than a complete
                                              Engine) furnished with the
                                              Aircraft on the Delivery Date; and

                                    (b)       any other component, furnishing or
                                              equipment (other
                                              than a complete engine) title to
                                              which has passed to Lessor
                                              pursuant to this Agreement;

                                    but excludes any such items, title to which has passed to Lessee pursuant to this Agreement.

       PERMITTED LIEN               Has the meaning specified in Section 8.7(e)
                                    hereof.

       PERSON Any individual person, corporation, partnership, limited liability company or partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association, Government
                                    Entity, or organization or association of which any of the above is a member or a participant.

       PRIME RATE                   The rate of interest most recently announced
                                    by Mercantile Bank of Dubuque, Iowa, as its prime rate, as in effect from time to time.

       REDELIVERY LOCATION          Lessee's principal maintenance facility, or
                                    such other location within the continental
                                    United States, as the parties may agree.

       RENT                         All amounts payable pursuant to section 5.3.

       RENTAL PERIOD                Each calendar month (or portion
                                    thereof) in accordance with section 5.2.

       RENT DATE                    The Delivery Date and the first day of
                                    each calendar month thereafter.

       STAGE 3 REQUIREMENTS         Has the meaning specified in Section 5.12(c)
                                    hereof.

       STATE OF INCORPORATION       The State of Delaware.

       STATE OF REGISTRATION        The United States of America.

       SUBSIDIARY                   (a)       in relation to any reference to
                                              financial statements, any company
                                              whose accounts are consolidated
                                              with the accounts
                                              of Lessee in accordance with
                                              United States accounting
                                              principles generally accepted
                                              under accounting standards in the
                                              United States; and

                                    (b)       for any other purpose an entity
                                              from time to time:

                                              (i)       of which another has
                                                        direct or indirect
                                                        control or owns directly
                                                        or indirectly more than
                                                        fifty (50) percent of
                                                        the voting share
                                                        capital; or

                                              (ii)      which is a direct or
                                                        indirect subsidiary of
                                                        another under the laws
                                                        of the jurisdiction of
                                                        its incorporation.

       TAXES Taxes, duties and the like of all kinds and any other amount corresponding to any taxation, together with any penalties, fines, surcharge or interest thereon, which are imposed by any Government Entity or other competent authority having power to collect public charges.

       TERM The period commencing on February 1, 1997 and ending on the Expiration Date.


       WORK Has the meaning specified in the recitals and more particularly described in a certain letter agreement dated October 28, 1996 between Lessor and Lessee.


       1.2    CONSTRUCTION

              (a) In this Agreement, unless a contrary intention is expressly stated, a reference to:

                     (i) each of "Lessor" or "Lessee" or any other person includes without prejudice to the provisions of this Agreement any successor in title to such Person and any permitted assignee;

                     (ii) words importing the plural shall include the singular and vice versa;

                     (iii) any document shall include that document as amended, modified, novated or supplemented;

                     (iv) a law [A] includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; [B] includes any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; [C] includes any judicial or administrative interpretation or application thereof and (4) is a reference to that provision as amended, substituted or re-enacted;

                     (v) a Section or a Schedule is a reference to a section of or a schedule to this Agreement; and

              (b) The headings in this Agreement are for convenience only and shall not be considered part of any Section for purposes of construing this Agreement.

2.     REPRESENTATIONS AND WARRANTIES

       2.1 LESSEE'S REPRESENTATIONS AND WARRANTIES: Lessee represents and warrants to Lessor that:

              (a) STATUS. Lessee is a corporation duly incorporated and validly existing in good standing under the laws of the State of Incorporation and has the corporate power to own its assets and carry on its business as it is being conducted and is the holder of all necessary licenses required in connection therewith and with the use and operation of the Aircraft;

              (b) POWER AND AUTHORITY. Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

              (c) LEGAL VALIDITY. This Agreement constitutes Lessee's legal, valid and binding obligation, enforceable against Lessee in accordance with its terms;

              (d) NO CONFLICTS, ETC. The entry into and performance by Lessee of, and the transactions contemplated by, this Agreement do not and will not:

                     (i)    conflict with any laws binding on Lessee; or

                     (ii) conflict with any provisions of the organizational documents of Lessee, or

                     (iii) conflict with or result in default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement which is binding upon Lessee or any of its assets nor result in creation of any Lien over any of its assets;

              (e) AUTHORIZATIONS. All authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity, and enforceability of, this Agreement and the transactions contemplated by this Agreement, have been (or will on or before the Delivery Date have been) obtained by Lessee or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

              (f)    NO IMMUNITY.

                     (i) Lessee is subject to civil U.S. commercial law with respect to its obligations under this Agreement; and

                     (ii) neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Lessee constitute private and commercial acts;

              (g)    FINANCIAL STATEMENTS; ABSENCE OF CHANGES.

                     (i) The audited financial statements of Lessee most recently delivered to Lessor:

                            [A]    have been prepared in accordance with United
              States generally accepted accounting principles applied consistently with the past practices of Lessee; and

                            [B]    fairly present the consolidated
              financial condition of Lessee as at the date thereof; and


                     (ii) There has been no material adverse change in the financial condition of Lessee since the date of the financial statements most recently delivered to Lessor;


              (h) CHIEF EXECUTIVE OFFICE. Lessee's chief executive office (as that term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of South Carolina) is located at 1800 St. Julian Place, 4th Floor, Columbia, South Carolina 29204.

              (i) CERTIFICATED AIR CARRIER. Lessee is a Certificated Air Carrier and Lessor, as lessor of the Aircraft to Lessee, is entitled to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Aircraft; and

              (j) CITIZEN OF THE UNITED STATES. Lessee is a "citizen of the United States" as defined in 49 U.S.C. section 40102(a)(15) of the Federal Aviation Act.

       2.2 LESSEE'S FURTHER REPRESENTATIONS AND WARRANTIES: Lessee further represents and warrants to Lessor that:

              (a) NO DEFAULT. NO Default has occurred and is continuing or might result from the entry into or performance of this Agreement.

              (b) REGISTRATION. Except for the filing of this Agreement with the FAA and the Financing Statements and related documents with the Secretary of State of South Carolina, it is not necessary to make any other filing or recordation in order to ensure the validity, effectiveness and enforceability of this Agreement.

              (c) LITIGATION. No litigation, arbitration, administrative proceedings or investigation are pending or to Lessee's knowledge threatened against Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement, provided that it is understood and agreed that Lessee is subject to periodic investigations (i) by the U.S. Department of Transportation relating to its "continuing fitness" within the meaning of the Federal Aviation Act and (ii) by the FAA relating to its operations and compliance thereof with applicable laws and regulations;

              (d) PARI PASSU. The obligations of Lessee under this Agreement rank at least pari passu with all other present unsecured and unsubordinated obligations of Lessee, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract;

              (e) TAXES. Lessee has delivered all necessary returns and payments due to the tax authorities in all jurisdictions in which Lessee is required to pay taxes and/or file tax returns or tax reports (unless Lessee has been granted an extension of time for such filings by the appropriate tax authority or the taxes are being contested in good faith by appropriate proceedings and adequate reserves have been established by Lessee), the failure of which is reasonably likely to result in the creation or imposition of a Lien in the Aircraft or otherwise have a material adverse effect on Lessee's ability to perform its obligations under this Agreement and on its financial condition;

              (f) ERISA. To the best knowledge of Lessee, Lessee is not engaged in any transaction in connection with which it could be subjected to either a civil penalty assessed pursuant to Section 502(c) of ERISA or any tax imposed by Section 4975 of the Internal Revenue Code of 1986, as amended; no material liability of the Pension Benefit Guaranty Corporation has been or is expected by Lessee to be incurred with respect to any employee pension benefit plan (as defined in Section 3 of ERISA) maintained by Lessee; there has been no reportable event (as defined in Section 4043(b) of ERISA) with respect to any such employee pension benefit plan. There is no event of termination of any such employee pension benefit plan by the Pension Benefit Guaranty Corporation; and no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived, exists with respect to any such employee pension benefit plan; and

              (g) MAINTENANCE PROGRAM. The Agreed Maintenance Program for the Aircraft complies with all FAA requirements, is approved by the FAA and is in full force and effect, and is based on the Boeing MPD.

              (h) INFORMATION. To Lessee's knowledge, the financial and other information furnished by Lessee in connection with this Agreement does not contain any untrue statement or omit to state facts, the omission of which makes the statement therein, in the light of the circumstances under which they were made, misleading, nor omits to disclose any material matter to Lessor and all forecasts and opinions contained therein were honestly made on reasonable grounds after due and careful inquiry by Lessee.

       2.3    SURVIVAL. The representations and warranties in Sections 2.1 and
2.2 will survive the execution of this Agreement will be deemed to be remade by Lessee on the Delivery Date with reference to the facts and circumstances then existing. The representations and warranties contained in clause 2.1 will be deemed to be remade by Lessee on each Rent Date as if made with reference to the facts and circumstances then existing.

       2.4 LESSOR'S REPRESENTATIONS AND WARRANTIES. Lessor represents and warrants to Lessee that:

              (a) STATUS. Lessor is a corporation duly incorporated and validly existing under the laws of the State of Iowa and has the corporate power to own its assets and carry on its business as it is now being conducted and is the holder of all necessary air transportation licenses required in connection with the ownership of the Aircraft;

              (b) POWER AND AUTHORITY. Lessor has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

              (c) LEGAL VALIDITY. This Agreement constitutes Lessor's legal, valid and binding obligation, enforceable against Lessor in accordance with its terms;

              (d) NO CONFLICTS. The entry into and performance by Lessor of, and the transactions contemplated by, this Agreement do not and will not:

                     (i)    conflict with any laws binding on Lessor; or

                     (ii) conflict with the organizational documents of Lessor; or

                     (iii) conflict with or result in default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement which is binding upon Lessor or any of its assets;

              (e) AUTHORIZATIONS. All authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement by Lessor have been (or will on or before the Delivery Date have been) obtained by Lessor or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

              (f)    NO IMMUNITY

                     (i) Lessor is subject to civil U.S. commercial law with respect to its obligations under this Agreement; and

                     (ii) neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of this
       Agreement by Lessor constitute private and commercial acts; and

              (g) CITIZEN OF THE UNITED STATES. Lessor is a "citizen of the United States" as defined in 49 U.S.C. Section 40102 (a)(15) of the Federal Aviation Act.

3.     CONDITIONS PRECEDENT

       3.1 LESSOR'S CONDITIONS PRECEDENT. Lessor's obligation to deliver and lease the Aircraft to Lessee under this Agreement is subject to satisfaction of each of the following conditions:

              (a) Receipt by Lessor from Lessee on the Delivery Date of the following, reasonably satisfactory in form and substance to Lessor:

                     (i) ORGANIZATIONAL DOCUMENTS. A copy of the organizational documents of Lessee, certified by the Secretary or an Assistant Secretary of Lessee;

                     (ii) RESOLUTIONS. A copy of resolutions of the board of directors of Lessee, certified by the Secretary or an Assistant Secretary of Lessee, approving the terms of, and the transactions comtemplated by, this Agreement, resolving that it enter into this Agreement, and authorizing a specified person or persons to execute this Agreement and accept delivery of the Aircraft on its behalf;

                     (iii) OPINION. An opinion, dated the Delivery Date, by legal counsel for Lessee (which shall be Lessee's general counsel), as to such matters and in form and substance reasonably acceptable to Lessor;

                     (iv) FAA OPINION. An opinion of William C. Boston & Associates, special FAA counsel for Lessee, acceptable to Lessor, in form and substance reasonably acceptable to Lessor (which opinion will be delivered as promptly as practicable following the Delivery Date);

                     (v) BANKRUPTCY OPINION. An opinion of Ginsburg, Feldman and Bress Chartered, special counsel for Lessee, as to Lessor's entitlement to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Aircraft, in form and substance reasonably acceptable to Lessor;

                     (vi) APPROVALS. Each approval, license and consent which may be required in relation to the performance by Lessee of any of its obligations hereunder;

                     (vii) CERTIFICATE. A certificate of the Secretary or an Assistant Secretary of Lessee:

                            (a) Secting out a specimen of each signature referred to in Section 3.1(a)(ii); and

                            (b) Certifying that each copy of a document specified in this Section is correct, complete and in full force and effect;

                     (viii) GENERAL. Such other documents as Lessor may reasonably request;

              (b)    The receipt by Lessor on or before the Delivery Date of:

                     (i) OPINIONS. A signed original of each of the opinions referred to in Sections 3.l(a)(iii) and (v);

                     (ii) PAYMENTS. All sums due to Lessor under this Agreement on or before the Delivery Date, including, without limitation, the first payment of Rent;

                     (iii) INSURANCE. A report from Lessee's insurance brokers and a certificate of insurance, both in substance reasonably satisfactory to Lessor, demonstrating that Lessee has complied with the provisions of this Agreement as to Insurance effective on and after the Delivery Date;

                     (iv) FINANCIAL STATEMENTS. The latest available financial statements of Lessee as described in sections 8.2(b)(i) and (ii);

                     (v)    NOT USED.

                     (vi) GENERAL. Such other documents as Lessor may reasonably request;

              (c) Receipt by Lessor of such information and documents relating to the Agreed Maintenance Program as Lessor may reasonably require; and

              (d) Evidence that (i) a Financing Statement on Form UCC-1, prepared in form satisfactory to Lessor, has been duly filed with the Secretary of State of the State of South Carolina and (ii) a Lease Supplement, substantially in the form set forth in Schedule 1, Part 1, hereof has been filed, along with this Lease, with the FAA's aircraft registry in Oklahoma City, Oklahoma.

       3.2 FURTHER CONDITIONS PRECEDENT. The obligations of Lessor to deliver and lease the Aircraft under this Agreement are subject to the further conditions precedent that:

              (a)    The representations and warranties of Lessee under Sections
2.1 and 2.2 are correct and remain correct on the

Delivery Date as if remade on delivery of the Aircraft under this Agreement;
and

              (b) No Default has occurred and is continuing or might result from the leasing of the Aircraft to Lessee under this Agreement.

       3.3 WAIVER. Tile conditions specified in Sections 3.1 and 3.2 are for the sole benefit of Lessor and may be waived in whole or in part and with or without conditions by Lessor. If any of those conditions are not satisfied on the Delivery Date and Lessor (in its absolute discretion) nonetheless agrees to deliver the Aircraft to Lessee, Lessee will ensure that those conditions are satisfied within fifteen (15) days after the Delivery Date and Lessor may treat as an Event of Default the failure of Lessee to do so.

4.     COMMENCEMENT

       4.1 LEASING. Lessor will lease the Aircraft to Lessee, and Lessee will lease the Aircraft from Lessor, in accordance with this Agreement for the duration of the Term.

       4.2    ACCEPTANCE AND DELIVERY.

              (a) As of February 1, 1997, the Aircraft will be deemed to be constructively delivered to Lessee at AAR Oklahoma's facility at the Acceptance Location. Lessee will effect acceptance of the Aircraft by execution and delivery of a Lease Supplement in the form, of Part 1 of Schedule 1. Notwithstanding the foregoing to the contrary, the parties acknowledge that the Aircraft was delivered to AAR Oklahoma for accomplishment of the work. In the event that the work is not complete at the time of execution of this Agreement, Lessor shall, at its cost and expense, use its reasonable efforts to cause AAR Oklahoma to promptly complete the Work; provided that Lessee shall have delivered to AAR Oklahoma for temporary installation on the Aircraft a serviceable Pratt & Whitney JT8D-9A engine with QEC (Quick Engine Change) components.

              (b) After delivery, the Aircraft and every Part will be in every respect at the sole risk of Lessee, who will hear all risk f loss, theft, damage or destruction to the Aircraft from any cause whatsoever.

       4.3    NOT USED.

       4.4 LICENSES. Lessee will at its expense obtain and maintain all licenses, permits and approvals, if any, which may be necessary to ferry the Aircraft from the Delivery Location.

5.     PAYMENTS

       5.1 AIRCRAFT DEPOSIT. In order to secure its obligations hereunder, Lessee shall pay to Lessor on or before May 1, 1997 an Aircraft Deposit in the amount set forth in paragraph 1 of the Letter Agreement. Unless this Lease Agreement shall have been earlier terminated pursuant to Section 13.2, and provided that no Default shall have occurred and be continuing, the Aircraft Deposit shall be returned by Lessor to Lessee on (i) the Expiration Date, (ii) prior to the Expiration Date if this Lease Agreement is terminated by reason of Lessor's breach of its covenant in Section 7.1 or (iii) as provided in Section 7.3(b)(ii) in connection with an Event of Loss.

       5.2 RENTAL PERIODS. The Term will be divided into Rental Periods. The first Rental Period will commence on the Delivery Date and end on the last day of the calendar month during which the Delivery Date occurs, and the second Rental Period will commence on the first day of the month next following. Each subsequent Rental Period will commence on the first day of each calendar month and will end on the last day of that month, except that if a Rental Period would otherwise overrun the Expiration Date, it will end on the Expiration Date, in which event the amount of Rent payable shall be prorated on a daily basis.

       5.3 RENT. Lessee will pay to Lessor or its order on each Rent Date, Rent, in advance, in immediately available funds in the amount set forth in paragraph 2 of Letter Agreement No. 1. If a Rental Period begins on a non-Business Day, the Rent payable in respect of that Rental Period shall be paid on the Business Day immediately following the date on which such Rental Period commences.

       5.4 MAINTENANCE RESERVES. Lessee will pay to Lessor Maintenance Reserves in relation to each Rental Period (including without limitation the last Rental Period of the Term) on the 10th day following the end of each Rental Period as follows:

              (a) in respect of the Airframe, the amount set forth in paragraph 3(i) of Letter Agreement No. 1 in respect of each Flight Hour or Cycle, whichever is higher, operated by the Aircraft during such Rental Period ("Airframe Maintenance Reserves");

              (b) in respect of each Engine, the amount set forth in paragraph 3(ii) of Letter Agreement No. 1 in respect of each Flight Hour or Cycle, whichever is higher, operated by that Engine during that Rental Period ("Engine Refurbishment Maintenance Reserves");

              (c) in respect of the APU, the amount set forth in paragraph 3(iii) of Letter Agreement No. 1 in respect of each

Flight Hour or Cycle, whichever is higher, operated by that APU during that Rental Period ("APU Refurbishment Maintenance Reserves"); and

              (d) in respect of each Landing Gear, the amount set forth in paragraph 3(iv) of Letter Agreement No. 1 in respect of each Flight Hour or Cycle, whichever is higher, operated by that Landing Gear during that Rental Period ("Landing Gear Maintenance Reserves").

If the 10th day following the end of a Rental Period is a non-Business Day, the Maintenance Reserves in respect of such Rental Period shall be paid on the Business Day immediately following the date on which such payment was otherwise due.

       5.5 PAYMENTS. All payments by Lessee to Lessor under this Agreement will be made on the due date in Dollars and in immediately available funds by wire transfer to Mercantile Bank of Dubuque, Dubuque, Iowa (Acct. No. 28100164518), ABA No. 073900111, or such other account as Lessor may direct in writing from time to time.

       5.6 NOT USED.

       5.7 TAXATION. Lessee will pay and indemnify Lessor against all Taxes (other than Lessor Taxes) levied or imposed against or upon Lessor or Lessee and relating to or attributable to Lessee, this Agreement or the Aircraft directly or indirectly in connection with the leasing, subleasing, delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage or redelivery of the Aircraft or any part thereof or any rent, receipts, insurance proceeds, income or other amounts arising therefrom.

       5.8 INFORMATION. If Lessee is required by any applicable law to deliver any report or return in connection with any Taxes for which indemnification is required pursuant to Section 5.7, Lessee will complete the same on a timely basis and Lessee will, on request supply a copy of the report or return to Lessor, provided that Lessor shall have furnished Lessee, at Lessee's request, with such information (if any), not within the control of Lessee, as is in Lessor's control and is reasonably available to Lessor and reasonably necessary to file such report or return, and provided, further that if any report or return is to be prepared by Lessor, upon written request of Lessor, Lessee shall supply to Lessor such information (if any), not within the control of Lessor, as is reasonably available to Lessee and is reasonably necessary to enable Lessor to prepare such report or return. Any information disclosed pursuant to this Section shall be treated as confidential and shall not be disclosed to any person other than to the extent reasonably necessary to enable the Lessee or Lessor to fulfill its tax return filing obligations.

       5.9    TAXATION OF INDEMNITY PAYMENTS.

              (a) If and to the extent that any sums payable to Lessor by Lessee pursuant to Section 5.7 or Section 10.1 are insufficient, by reason of any Taxes (other than Lessor Taxes) payable in respect of those sums, for Lessor to discharge the corresponding liability to the relevant party (including any taxation authority), or to reimburse Lessor for the cost incurred by it to a third party (other than Lessor Taxes) (including any taxation authority), Lessee will pay to Lessor such sum as will after the tax liability has been fully satisfied leave Lessor with the same amount as it would have been entitled to receive in the absence of that liability (taking into account the anticipated realization by Lessor of tax benefits resulting from the Taxes or transaction to which such indemnity is related, and the present value of any anticipated future tax benefits to be realized by Lessor as a result of deducting or crediting such Tax or as a result of the matters immediately giving rise thereto, based on tax rates in effect on the date payment pursuant to this Section 5.9 is made and a discount rate for purposes of calculations of present value of 8% per annum compounded semiannually); and

              (b) If and to the extent that any sums constituting (directly or indirectly) an indemnity to Lessor pursuant to Section 5.7 or Section 10.1 but paid by Lessee to any person other than Lessor are treated as taxable in the hands of Lessor (other than Lessor Taxes), Lessee will pay to Lessor such sum as will after the tax liability has been fully satisfied indemnify Lessor to the same extent as it would have been indemnified in the absence of such liability (taking into account the anticipated realization by Lessor of tax benefits resulting from the Taxes or transaction to which such indemnity is related, and the present value of any anticipated future tax benefits to be realized by Lessor as a result of deducting or crediting such Tax or as a result of the matters immediately giving rise thereto, based on tax rates in effect on the date payment pursuant to this Section 5.9 is made and a discount rate for purposes of calculations of present value of 8% per annum compounded semiannually)

       5.10 PAYMENT DATE; DEFAULT INTEREST. Any amount payable to Lessor pursuant to Section 5.7 shall be paid within 30 days after receipt of a written demand therefor from Lessor accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that such amount need not be paid prior to the time such Taxes are paid. If Lessee fails to pay any amount payable under this Agreement on the due date, Lessee will pay on demand from time to time to Lessor interest (both before and after judgment) on that amount, from the due date to the date of payment in full by Lessee to Lessor, at the rate calculated by Lessor to be the Prime Rate plus five percent (5%) per annum. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed and a 360 day year.

       5.11 CONTEST. Lessee may, at its own cost and expense, either in its own name or in Lessor's name, contest the validity, applicability or assessment of any Taxes by (i) resisting payment thereof, (ii) paying same under protest, or (iii) using reasonable efforts to obtain a refund thereof in appropriate proceedings. If Lessee disputes the payment of any Taxes payable by Lessor for which Lessee is responsible under this Agreement, Lessor will take such action as Lessee may reasonably request, at Lessee's expense, to contest that payment but will not be obliged to take any such action:

              (a) If such action to be taken will result in the risk of an imposition of criminal penalties or in a material risk of any sale, forfeiture or loss of the Aircraft or an Engine (except if Lessee shall have adequately bonded any Lien that results in such risk or otherwise made adequate provision to protect the interests of Lessor); or

              (b) Which Lessor considers does not have a reasonable prospect of success, unless Lessee furnishes an opinion of independent tax counsel, reasonably satisfactory to Lessor, that Lessee has a reasonable prospect of success in connection with such proceedings.

If Lessor shall obtain a refund or credit of any amount paid by Lessee pursuant to Sections 5.7 or 5.10 (including any gross-up amount paid by Lessee), Lessor shall pay Lessee the amount of such refund or credit together with any interest actually received or accrued by Lessor on account of such refund or credit.

       5.12 ABSOLUTE AND CONDITIONAL OBLIGATIONS OF LESSEE. Lessee's obligations to pay all Rent, Maintenance Reserves and other amounts payable and perform each of its other obligations under this Agreement are absolute and unconditional and shall not be affected by any circumstance or contingency whatsoever including (but not limited to):

              (a) Any right of set-off, counterclaim, recoupment, defense or other right which either party to this Agreement may have against the other;

              (b) Any unavailability of the Aircraft for any reason, including, but not limited to, a requisition of the Aircraft or any prohibition or interruption of or interference with or other restriction against Lessee's use, operation or possession of the Aircraft;

              (c) Any lack, invalidity of or defect in airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft for any particular use or trade (including, but not limited to, the failure of the Airframe or any Engine to comply with the Stage 3 noise standards of 14 C.F.R. Part 36 of the Federal Aviation Regulations as such standards may be modified or amended from time to time (the "Stage 3 Requirements") or for registration or documentation under the laws of any relevant jurisdiction, or any Event of Loss in respect of or any damage to the Aircraft;

              (d) Any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or Lessee;

              (e) Any invalidity or unenforceability or lack of due authorization of, or other defect in, this Agreement; and

              (f) Any other cause which but for this provision would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under this Agreement.

       5.13   SECURITY.

              (a) It is intended by Lessor and Lessee that the Maintenance Reserves payable to Lessor pursuant to Section 5.4 are amounts paid by Lessee to Lessor in consideration for the use of the Aircraft by Lessee and the satisfaction of Lessee's obligations under this Agreement and that, once paid, those monies irrevocably and unconditionally shall be the property of Lessor. Notwithstanding that stated intent, if and to the extent that those monies or any thereof, under any applicable law or otherwise, are determined to be security deposits or otherwise the property of Lessee or if it is so determined those monies are a debt owed to Lessee or that Lessee shall have any interest in those monies (the "Maintenance Reserve Account"), the parties agree that subsections (c), (d) and (e) below shall apply.

              (b) It is further intended by Lessor and Lessee that Aircraft Deposit payable by Lessee to Lessor pursuant to Section 5.1 and, if applicable, the Insurance Security Deposit contemplated by the first paragraph of Schedule 4 (collectively the "Deposits") are security deposits to faithfully secure the satisfaction by Lessee of its obligations under the Agreement.

              (c) To the fullest extent permitted by law and by way of continuing security, Lessee grants to Lessor a security interest in the Maintenance Reserve Account and the Deposits and all rights of Lessee to payment thereof, the debt represented thereby and/or any and all interest of Lessee therein to Lessor by way of first priority security interest as security for Lessee's obligations and liabilities under this Agreement and the Other Agreements (the "Secured Liabilities"). Except as expressly permitted under Section 7.2 of this Agreement, Lessee will not be entitled to payment of the Maintenance Reserve Account. Lessee will not assign, transfer or otherwise dispose of all or part of its rights in the Maintenance Reserve Account or the Deposits, and Lessee agrees that it will enter into any additional documents and instruments necessary or reasonably requested by Lessor to evidence, create or perfect Lessor's rights to the Maintenance Reserve Account and the Deposits.

              (d) If Lessee fails to comply with any provision of this Agreement or any Event of Default has occurred and is continuing Lessor may immediately or at any time thereafter, without prior notice to Lessee:

                     (i) Set-off all or any part of the Secured Liabilities against the liabilities of Lessor in respect of the Maintenance Reserve Account and/or the Deposits;

                     (ii) Apply or appropriate the Maintenance Reserve Account and/or the Deposits in or towards the payment or discharge of the Secured Liabilities in such order as Lessor sees fit; and

              (e)    If Lessor has exercised the set-off described in sub-clause
(d) above, Lessee shall, following a demand in writing from Lessor, promptly restore the Maintenance Reserve Account and/or the Deposits to the level at which they stood immediately prior to such set-off.

6.     MANUFACTURER'S WARRANTIES

       6.1 ASSIGNMENT. Notwithstanding this Agreement, Lessor will remain entitled to the benefit of each warranty, express or implied, with respect to the Aircraft, any Engine or Part so far as concerns any manufacturer, vendor, subcontractor or supplier or any seller from whom Lessor acquired the Aircraft. Except to the extent Lessor otherwise directs, Lessor hereby authorizes Lessee to pursue any claim against any manufacturer, vendor, subcontractor or supplier (but not any seller of the Aircraft) in relation to defects affecting the Aircraft, any Engine or Part and Lessee agrees diligently to pursue any such claim which arises at its own cost. Lessee will notify Lessor promptly upon becoming aware of any such claim.

       6.2 PROCEEDS. Except to the extent Lessor otherwise agrees in a particular case, all proceeds of any such claim will be paid directly to Lessor, except, but if and to the extent that such claim relates:

              (a) To defects affecting the Aircraft which Lessee has rectified; or

              (b) To compensation for loss of use of the Aircraft, an Engine or any Part during the Term; and

provided no Default described in Sections 13.1(a) or 13.1(h)-(l) has occurred and is continuing, the proceeds will be paid to Lessee by Lessor but in the case of (a) only on receipt of evidence satisfactory to Lessor that Lessee has rectified the relevant defect.

       6.3 PARTS. Except to the extent Lessor otherwise agrees in a particular case, Lessee will procure all engines, components, furnishings or equipment provided by the manufacturer, vendor, subcontractor or supplier in replacement of a defective Engine or Part pursuant to the terms of any warranty, all of which will be installed promptly by Lessee such that title thereto free of Liens vests in Lessor. On installation those items will be deemed to be an Engine or Part hereunder, as applicable.

       6.4 AGREEMENT. To the extent any warranties relating to the Aircraft are made available under an agreement between any manufacturer, vendor, subcontractor or supplier and Lessee, this Section 6 is subject to that agreement. However Lessee will:

              (a) Pay the proceeds received by Lessee of any claim thereunder to Lessor to be applied pursuant to Section 6.2 and pending such payment will hold the claim and the proceeds on trust for Lessor; and

              (b) Lessee will take all such steps as are necessary at the end of the Term to ensure the benefit of any of those warranties which have not expired are vested in Lessor.

7.     LESSOR'S COVENANTS

       7.1 QUIET ENJOYMENT. Lessor agrees that, notwithstanding any other provision of this Agreement, but without limiting Lessor's rights under Section 8.6, so long as Lessee is in compliance with its obligations under this Agreement (including applicable grace periods) and no Event of Default has occurred and is continuing, Lessee shall quietly enjoy the Aircraft and all rents, revenues, profits and income thereto, and including without limitation, the right to possession and use of the Aircraft, without interference from Lessor.

       7.2 MAINTENANCE CONTRIBUTION. Provided no Default described in Sections 13.1(a) or Sections 13.1(h)-(1) has occurred and is continuing, Lessor will pay promptly to third party vendors, suppliers, maintenance shops, service facilities or other contractors, by way of contribution to the cost of maintenance of the Aircraft, upon submission by Lessee to Lessor, within one hundred eighty (180) days after the completion of that maintenance (but not later than thirty (30) days after the Expiration Date, unless an invoice is being contested and Lessee has given Lessor notice of such invoice and the pendency of such contest within such thirty (30) day period), of an invoice and supporting documentation reasonably satisfactory to Lessor, evidencing with respect to (x) the Airframe, any "C" checks, or (y) any Engine or APU, the performance in accordance with this Agreement of a Hot Section Refurbishment, a Cold Section Refurbishment and/or the replacement of Life Limited Parts or (z) any Landing Gear, work in the nature of overhaul requiring removal and disassembly (in each case, other than (i) repairs arising as a result of foreign object damage or operational or maintenance mishandling; and/or (ii) removal, installation, maintenance and repair of QEC (Quick Engine Change) kits; and/or (iii) the performance of airworthiness directives) the lesser of (a) the amount of that invoice and (b) an amount equal to the aggregate amount of Maintenance Reserves paid in respect of the Airframe that Engine or APU or that Landing Gear, as applicable, under this Agreement at the time of commencement of such maintenance less the aggregate amount previously paid in respect of the Airframe, that Engine or APU or the Landing Gear, as applicable, by Lessor under this subsection.

       7.3 LESSOR OBLIGATIONS FOLLOWING EXPIRATION DATE. Within five (5) Business Days after:

              (a) Redelivery of the Aircraft to Lessor in accordance with and in the condition required by this Agreement; or

              (b) Payment to Lessor of the Agreed Value following an Event of Loss after the Delivery Date;

or in each case such later time as Lessor is satisfied Lessee has irrevocably paid to Lessor all amounts which may then be outstanding or become payable under this Agreement and provided that no Default shall have occurred and is continuing, Lessor will pay to Lessee:

                     (i) the amount of any Rent received in respect of any period falling after the date of redelivery of the Aircraft or payment of the Agreed Value, as the case may be; and

                     (ii)   the Aircraft Deposit.

8.     LESSEE'S COVENANTS

       8.1    DURATION. The obligations in this Section and in Section 12 will:

              (a) Except as otherwise stated, be performed at the expense of Lessee; and

              (b) Remain in force until the Expiration Date in accordance with this Agreement and thereafter to the extent of any accrued rights of Lessor in relation to those obligations.

       8.2    INFORMATION. Lessee will:

              (a) Notify Lessor forthwith of the occurrence of any Default or any other event which might materially adversely affect Lessee's ability to perform any of its obligations under this Agreement;

              (b)    Furnish to Lessor:

                     (i) 60 days after the last day of each fiscal quarter, the consolidated unaudited financial statements of Lessee (comprising a balance sheet and profit and loss statement) prepared for the most recent previous fiscal quarter, certified by Lessee's chief financial officer as being true and correct;

                     (ii) as soon as available but not in any event later than one hundred twenty (120) days after the last day of each fiscal year of Lessee, its audited consolidated financial statements for the year ending on such day;

                     (iii) at the same time the same are issued to the shareholders or creditors of Lessee generally, a copy of each report to or filing with the SEC; and

                     (iv) on request from time to time, such other information relevant to the transactions contemplated by this Agreement regarding Lessee and its business and affairs as Lessor may reasonably request;

              (c) Keep Lessor informed as to any engine installed on the Aircraft;

              (d) Promptly furnish to Lessor all information Lessor from time to time reasonably requests regarding the Aircraft, any Engine or any Part, its use, location and condition including, without limitation, the hours available on the Aircraft and any Engine until the next scheduled check, inspection, overhaul or shop visit, as the case may be;

              (e)    Not used.

              (f) On request, furnish to Lessor evidence satisfactory to Lessor that all Taxes and charges incurred by Lessee with respect to the Aircraft, including without limitation all payments due to the relevant air traffic control authorities: the nonpayment of which could give rise to the imposition of a Lien on the Aircraft, have been paid and discharged in full;

              (g) Provide Lessor with a monthly report on the Flight Hours and Cycles accumulated in respect of each Engine and APU during the preceding month in the form required from time to time by Lessor;

              (h) Give Lessor not less than thirty (30) days' written notice as to the time and location of all Major Checks and allow Lessor or its authorized representatives to be present at such Check and inspect any area of the Aircraft which is normally inspected during such a Check; and

              (i)    Notify Lessor within five (5) days of:

                     (i) Any loss, theft, damage or destruction to the Aircraft, any Engine or any Part, or any modification to the Aircraft if the potential cost may exceed the Damage Notification Threshold; and

                    (ii) Any occurrence reasonably likely to give rise to a claim under the Insurance (but in the case of an occurrence with respect to the hull, only claims in excess of the Damage Notification Threshold) and details of any negotiations with the insurance brokers over any such claim.

       8.3    LAWFUL AND SAFE OPERATION. Lessee will:

              (a) Comply with all laws in force in any country or jurisdiction in which the Aircraft may be located or operated or, so far as concerns the use and operation of the Aircraft or an owner or operator thereof and take all reasonable steps to ensure that the Aircraft is not used for any illegal purpose;

              (b) Not use the Aircraft in any manner contrary to any recommendation of the manufacturer of the Aircraft, any Engine or any Part or any recommendation or regulation of the Air Authority or for any purpose for which the Aircraft is not designed or reasonably suitable;

              (c) Ensure that the crew and engineers employed by it in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licenses required by the Air Authority and applicable law;

              (d) Use the Aircraft solely in commercial or other operations for which Lessee is duly authorized by the Air Authority and applicable law;

              (e)    Not use the Aircraft for the carriage of:

                     (i) whole animals living or dead except in the cargo compartments according to I.A.T.A. regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

                    (ii) acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes, or any nuclear assemblies or components, except as permitted for passenger aircraft under the "Restriction of Goods" schedule issued by I.A.T.A. from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

                   (iii) any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or

                    (iv)    any illegal item or substance;

              (f) Not utilize the Aircraft for purposes of training, qualifying or reconfirming the status of cockpit personnel except for the benefit of Lessee's cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee;

              (g) Not cause or permit the Aircraft to proceed to, or remain at, any location which is then the subject of a prohibition order (or any similar order or directive), sanctions or restrictions by:

                     (i) the United Nations Security Council, the U.S. International Economic Emergency Powers Act or U.N. Security Council directives or the U.S. Export Administration Act Regulations (15 C.F.R. Parts 730-799), except as may be permitted by operating in accordance with the conditions specified by the U.S. Export Administration Regulations, General License GATS (15 C.F.R. Part 771.19);

                    (ii)    any Government Entity of the State of Registration;

                   (iii) any Government Entity of the country in which such location is situated; or

                     (iv) any Government Entity having jurisdiction over Lessor, the Banks or the Aircraft;

              (h) Obtain and maintain in full force all certificates, licenses, permits and authorizations required for the use and operation of the Aircraft;

              (i) Not operate or locate the Aircraft or suffer or permit the Aircraft to be operated or located during the Term in any area excluded from coverage by any insurance policy issued pursuant to the requirements of this Agreement unless such operation or location is pursuant to a Civil Reserve Air Fleet Program requisition or other use of the Aircraft by the United States Government, and Lessee has obtained, prior to the operation and location of the Airframe or any Engine in such area, indemnification from the United States Government, or other insurance, against the risks and In the amounts required by, and in compliance with, Section 9 hereof covering such area (and naming Lessor, and the Banks, if any, as loss payees in respect of the indemnification or insurance payable in respect to casualties to the Aircraft) or unless the Aircraft is only temporarily located in such area as a result of an isolated occurrence attributable to hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or similar unforeseen circumstances and Lessee is using its good faith efforts to remove the Aircraft from such area; and

              (j) Not operate or locate the Aircraft in or to or over any country which is (x) the subject of sanctions under the U.S. International Economic Emergency Powers Act or United Nations Security Council Directives and/or (y) restricted under the United States Trading with the Enemy Act or the United States Export Administration Act except as may be permitted by operating in accordance with the conditions specified by the United States Export Administration Regulations, General License GATS (15 CFR Part 771.19)

       8.4    OTHER PAYMENTS. Lessee will promptly pay:

              (a) All license and registration fees, and other amounts of any nature (other than Taxes) imposed by any Government Entity with respect to the Aircraft, including without limitation the delivery, leasing, possession, use, operation, return of the Aircraft; and

              (b) All rent, fees, charges, and other amounts in respect of any premises (other than Taxes) where the Aircraft or any Part thereof is located from time to time;

except to the extent that such payment is being contested in good faith by appropriate proceedings, in respect of which adequate reserves have been provided by Lessee and non-payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Lessor or any Bank.

       8.5 SUB-LEASING. LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUB-LEASE OR OTHERWISE PART WITH POSSESSION OF THE AIRCRAFT, THE ENGINES OR ANY PART EXCEPT THAT LESSEE MAY PART WITH POSSESSION (A) WITH RESPECT TO THE AIRCRAFT, THE ENGINES OR ANY PART TO THE RELEVANT MANUFACTURERS FOR TESTING OR SIMILAR PURPOSES OR TO THE AGREED MAINTENANCE PERFORMER FOR SERVICE, REPAIR, MAINTENANCE OR OVERHAUL WORK, OR ALTERATIONS, MODIFICATIONS OR ADDITIONS TO THE EXTENT REQUIRED OR PERMITTED BY THIS AGREEMENT, AND (B) WITH RESPECT TO AN ENGINE OR PART, AS EXPRESSLY PERMITTED BY THIS AGREEMENT.

       8.6    INSPECTION.

              (a) Lessor and any qualified person designated by Lessor may at any time visit, inspect and survey the Aircraft, any Engine or any Part;

              (b) Lessee will pay to Lessor on demand all reasonable out-of-pocket expenses (but not including the salaries of Lessor's employees) incurred by Lessor in connection with each such visit, inspection or survey which takes place during the continuance of a Default; and

              (c) Lessor will have no duty or liability to make, or arising out of any such visit, inspection or survey; and

              (d) So long as no Default has occurred and is continuing, Lessor will not exercise such right other than on reasonable notice and during normal business hours and so as not to disrupt unreasonably the commercial operations of Lessee.

       8.7    OWNERSHIP; PROPERTY INTERESTS; RELATED MATTERS. Lessee will:

              (a) Not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which might reasonably be expected to jeopardize the rights of Lessor as owner and lessor of the Aircraft;

              (b) On all occasions when the ownership of the Aircraft, any Engine or any Part is relevant, make clear to third parties that title is held by Lessor;

              (c) Not at any time (i) represent or hold out Lessor or the Banks as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee or (ii) pledge the credit of Lessor or the Banks;

              (d) Ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 10 cm. x 7 cm.) in a reasonably prominent position in the cockpit of the Aircraft adjacent to the certificate of airworthiness and on each Engine stating:

              "This Aircraft/Engine is owned by MIMI Leasing Corp. and is leased to Air South Airlines, Inc.

              (e) Not during the Term directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine or title thereto or any interest therein, or in this Agreement, except
(a) the respective rights of Lessor and Lessee as provided herein and the rights of the Banks, if any; (b) Liens for Taxes either not yet due or being contested in good faith by appropriate proceedings in respect of which adequate reserves have been established by Lessee, so long as neither the nonpayment of such taxes pending the outcome of such proceedings nor such proceedings involve any material likelihood of the sale, forfeiture or loss of the Airframe or Engine,
(c) suppliers', mechanics', workers', repairers', employees' or other like liens arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent or is being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings, so long as neither the nonpayment of such amounts pending the outcome of such proceedings nor such proceedings involve any material likelihood of the sale, forfeiture or loss of the Airframe or any Engine; (d) Liens arising out of judgments or awards against Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and there shall have been secured a stay of execution pending such appeal or proceeding for review; (e) Lessor's Liens; and (f) salvage and similar rights of insurers under policies of insurance maintained with respect to the Aircraft. Liens described in clauses (a) through (f) above are referred to herein as "Permitted Liens." Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any Lien other than a Permitted Lien if the same shall arise at any time;

              (f) Not do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, damage or destruction and without prejudice to the foregoing, if any such penalty, forfeiture, impounding, detention or appropriation, damage or destruction occurs give Lessor notice and use best endeavors to procure the immediate release of the Aircraft, any Engine or the Part, as the case may be;

              (g)    Not abandon the Aircraft, the Engine or any Part;

              (h) Pay and discharge or cause to be paid and discharged when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabilities which have given or might give rise to a Lien over or affecting the Aircraft, any Engine or any Part; and

              (i) Not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, any Engine or any Part.

       8.8    GENERAL. Lessee will:

              (a) Not liquidate or dissolve and Lessee shall not convey, transfer, lease or otherwise dispose of all or substantially all of its property and other assets, whether in one or series of related transactions nor consolidate with or merge into any other corporation, unless in the case of any such consolidation merger, conveyance, transfer, lease or other disposition:

                     (i) the corporation formed by or surviving such consolidation or merger (the "Successor Entity"):

                            (A) shall be a corporation organized and existing under the laws of the United States of America or any state thereof;

                            (B) immediately after giving effect to such transaction, shall be Lessee or shall have acquired or succeeded to all or substantially all of the property and other assets (including, without limitation, all or substantially all of Lessee's property and other assets) as an entity; and

                            (C) shall execute and deliver to Lessor an agreement, in form and substance reasonably satisfactory to Lessor, which is a legal, valid, binding and enforceable assumption by such Successor Entity of the due and punctual performance and observance of each covenant and condition of this Agreement and agreement to be bound thereby, and shall execute, deliver and/or file such recordations and filings with any Government Entity and such other documents as Lessor shall reasonably deem to be necessary or advisable (including, without limitation, to preserve and protect the interests of Lessor) to evidence, or in connection with, such consolidation, merger, sale, lease, transfer or other disposition or acquisition and an officer's certificate from a responsible officer of the Successor Entity confirming the legal, valid, binding and enforceable nature of such assumption, and to the effect that the other requirements of this paragraph have been satisfied, and a legal opinion from counsel confirming the legal, valid, binding and enforceable nature of such assumption and otherwise in such form and substance reasonably satisfactory to Lessor; and

                     (ii) prior to and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such permitted transaction involving a Successor Entity shall relieve or release Lessee of or from any obligations hereunder which arose or existed prior to such transaction. Promptly following the closing of such transaction, Lessee shall provide Lessor with a certificate signed by Lessee's chief financial officer to the effect that such transaction, will not have a material adverse effect on Lessee's ability to perform its obligations under this Agreement;

              (b) ensure that no change will occur in the Habitual Base of the Aircraft without the prior written consent of Lessor. Lessor agrees that it shall not withhold its consent to a change in the Habitual Base to another state of the United States of America, provided that Lessee promptly do all things required of it under Section 8.10 to insure the protection of the interests of Lessor and the Banks in the Aircraft and this Lease; and

              (c) not, without giving Lessor 30 days prior notice (in accordance with this Agreement), change its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of South Carolina) from 1800 St. Julian Place, 4th Floor, Columbia, South Carolina 29204;

              (d) remain a Certificated Air Carrier and maintain, without limitation, its status so as to fall within the purview of Section 1110 of Title 11 of the United States Code or any analogous Statute;

              (e) remain a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)15) of the Federal Aviation Act;

              (f) ensure that no change will occur in the Habitual Base of the Aircraft without the prior written notice to Lessor; and

              (g) Not, without giving Lessor thirty (30) days prior notice (in accordance with this Agreement), change its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of South

Carolina) from 1800 St. Julian Place, 4th Floor Columbia, South Carolina;

       8.9    RECORDS. Lessee will:

              (a) Cause accurate, complete and current records of all flights made by, and all maintenance carried out on, the Aircraft (including in relation to each Engine and Part subsequently installed, before the installation) to be kept in such manner as the Air Authority may from time to time require. The records will form part of the Aircraft Documents; and

              (b) Maintain its own or procure access to a revision service in respect of, and will maintain with appropriate revisions, all Aircraft Documents, records, logs, and other materials in respect of the Aircraft required by applicable laws and customary practice of United States air carriers operating under Part 121 of the Federal Aviation Regulations.

       8.10   PROTECTION: Lessee will:

              (a) Maintain the registration of the Aircraft with the Air Authority in the name of Lessor and, to the extent permitted under the laws of the State of Registration, reflecting the interests of Lessor and not do or suffer to be done anything which might adversely affect that registration; and

              (b) Do all acts and things (including, without limitation, making any filing or registration with the Air Authority or any other Government Entity) and execute and deliver, notarize, file, register and record all documents (including, without limitation, any amendment of this Agreement, other than an amendment which would alter any of the material terms hereof in a manner adverse to Lessee) as may be reasonably required by Lessor, which shall be at Lessor's cost with respect to item (i) and at Lessee's cost with respect to items (ii) and (iii) below:

                     (i) following any change or proposed change in the ownership or financing of the Aircraft or in the manner of securing Lessor's obligations to the Banks; or

                     (ii) following any modification of the Aircraft, any Engine or any Part or the permanent replacement of any Engine or Part in accordance with this Agreement, so as to ensure that the rights of Lessor as owner and lessor of the Aircraft and under this Agreement apply with the same effect as before; or

                     (iii) to establish, maintain, preserve, perfect and protect the rights of Lessor under this

       Agreement or the interest of Lessor as owner of the Aircraft.

       8.11   MAINTENANCE AND REPAIR. Lessee will:

              (a) Keep the Aircraft airworthy in all respects and in good repair and condition;

              (b) Not change the Agreed Maintenance Program or the schedule of the Agreed Maintenance Program without the written consent of Lessor; provided, that such agreement of Lessor shall not be required with respect to amendments to the Agreed Maintenance Program which are required by law, including any rule, regulation, order or directive of the FAA or other Government Entity having jurisdiction over the maintenance and operation of the Aircraft

              (c) Maintain the Aircraft in accordance with the Agreed Maintenance Program through Agreed Maintenance Performers and perform (at the respective intervals provided in the Agreed Maintenance Program) all Major Checks;

              (d) Maintain the Aircraft in accordance with FAA Federal Aviation Regulations Part 121 and any other rules and regulations of the FAA as may be applicable to passenger category aircraft and in at least the same manner and with at least the same care, [including, without limitation, maintenance scheduling, modification status and technical condition,] as is the case with respect to similar aircraft owned or otherwise operated by Lessee including, without limitation, all maintenance to the Airframe, any Engine or any Part required to maintain all warranties, performance guarantees or service life policies in full force and effect and will not discriminate in the care, scheduling, scope, status or technical condition of maintenance of the Aircraft as compared with other aircraft included in Lessee's fleet of Boeing 737 Aircraft;

              (e) Comply with all mandatory inspection and modification requirements, airworthiness directives and similar requirements applicable to the Aircraft, any Engine or Part having a compliance date during the Term or within sixty (60) days after the Expiration Date and which are required by the Air Authority (each of the foregoing being hereinafter referred to as a "Relevant AD").

              The cost of compliance with any single Relevant AD shall be allocated among Lessor and Lessee as follows:

              (i) Lessee shall be responsible for the first $100,000 of such cost;

              (ii) Lessor and Lessee shall share, on an equal basis, the portion of such cost (if any) which exceeds $100,000 up to and including $200,000; and

              (iii) Lessor shall be wholly responsible for the portion of such cost (if any) which exceeds $200,000 (subject always to the provisions of the following paragraph.

              Notwithstanding the foregoing, in the event that the total cost of any single Relevant AD (such total cost to be mutually agreed, in good faith, between Lessor and Lessee) exceeds $200,000 (the "Threshold Amount"), Lessor may elect not to make its contribution to the cost of compliance with such Relevant AD as described in (iii) above. If Lessor shall so elect, Lessee shall be entitled, by giving prior written notice to Lessor, to terminate this Agreement and redeliver the Aircraft to Lessor in accordance with the terms of Sections 12.1 through 12.8 and Schedule 3 (except for compliance with the Relevant AD which gave rise to such termination) on the earlier of (x) the date which is 30 days after the date of such notice from Lessee to Lessor or (y) the date on which the Aircraft is required to be removed from service by reason of non-compliance with the applicable Relevant AD. Such notice shall specify the proposed redelivery date of the Aircraft by Lessee and, upon the receipt of such notice by Lessor, the then current definition of Expiration Date shall be deemed to have been amended accordingly. Upon any termination of this Agreement pursuant to this Section 8.11(e), neither party shall be under any further obligation in the other hereunder except for (x) accrued and outstanding obligations of Lessee hereunder; and (y) obligations hereunder which are expressed to continue notwithstanding the expiration of the Term; provided, however, that Lessor shall, if applicable having regard to the provisions of
Section 7.3, make the payments described in Section 7.3(b) but shall be under no obligation to repay, rebate or otherwise refund any Maintenance Reserves previously paid by Lessee under this Agreement.

              (f) Comply with all applicable laws and the regulations of the Air Authority and other aviation authorities with jurisdiction over Lessee or the Aircraft, any Engine or Part regardless of upon whom such requirements are imposed and which relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine or Part;

              (g) Maintain in good standing a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) for the Aircraft issued by the Air Authority except where (i) the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement or (ii) the Aircraft's Certificate of Airworthiness is withdrawn by the Air Authority for all Aircraft of the same model as the Aircraft, and will from time to time provide to Lessor a copy of such certificate of airworthiness on request;

              (h) If required by the Air Authority, maintain a current certification as to maintenance issued by or on behalf of the Air Authority in respect of the Aircraft and will from time to time provide to Lessor a copy on request; and

              (i) Procure promptly the replacement of any Engine or Part which has become time, cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with an engine or part complying with the conditions set out in Section 8.13(a).

       8.12 REMOVAL OF ENGINES AND PARTS. Lessee will ensure that no Engine or Part installed on the Aircraft is at any time removed from the Aircraft other than:

              (a)    If replaced as expressly permitted by this Agreement; or

              (b) If the removal is of an obsolete item and is in accordance with the Agreed Maintenance Program; or

              (c) (i) during the course of maintaining, servicing, repairing, overhauling or testing that Engine or the Aircraft, as the case may be; or

                    (ii) as part of a normal engine or part rotation program;
       or

                   (iii) for the purpose of making such modifications to the Engine or the Aircraft, as the case may be, as are permitted under this Agreement;

       and then in each case only if it is reinstalled or replaced by an engine or part complying with Section 8.13(a) as soon as practicable and in any event no later than the Expiration Date.

       8.13   INSTALLATION OF ENGINES AND PARTS. Lessee will:

              (a) Ensure that, except as permitted by this Agreement, no engine or part is installed on the Aircraft unless:

                     (i) in the case of an engine, it is an engine of the same model as, or an improved or advanced version of the Engine it replaces, which has a value and utility (based on but not limited to all life limited engine components and time since the last Hot Section

       Refurbishment) and is in as good or better operating condition and has substantially similar or greater hours available until the next scheduled checks, inspections, overhauls and shop visits, as determined by Lessor in its reasonable judgment;

                     (ii) in the case of a part, it is in as good operating condition, has substantially similar hours available until the next scheduled checks, inspections, overhauls and shop visits, is of the same or a more advanced make and model and is of the same interchangeable modification status as the replaced Part;

                     (iii) in each case, it has become and remains the property of Lessor free from Liens and on installation on the Aircraft will without further act be subject to this Agreement;

                     (iv) in each case, Lessee has sufficient details as to its source and maintenance records to assure compliance with all applicable Air Authority requirements;

              (b) If no Default has occurred which is continuing, be entitled to install any engine or part on the Aircraft by way of replacement notwithstanding Section 8.13(a) if:

                     (i) there is not available to Lessee at the time and in the place that that engine or part is required to be installed on the Aircraft, a replacement engine or, as the case may be, part complying with the requirements of Section 8.13(a);

                     (ii) it would result in an unreasonable disruption of the operation of the Aircraft and/or the business of Lessee to ground the Aircraft until an engine or part, as the case may be, complying with
       Section 8.13(a) becomes available for installation on the Aircraft; and

                     (iii) as soon as practicable after installation of the same on the Aircraft but, in any event, no later than the earlier of thirty (30) days after [A] installation on the Aircraft or [B] the Expiration Date, Lessee removes any such engine or part and replaces it with the Engine or Part replaced by it or by an engine or part, as the case may be, complying with Section 8.13(a).

       8.14   NON-INSTALLED ENGINES AND PARTS. Lessee will:

              (a) Ensure that any Engine or Part which is not installed on the Aircraft (or any other aircraft as permitted by this Agreement) is, except as expressly permitted by this Agreement, properly and safely stored, and kept free from Liens;

              (b) Notify Lessor whenever any Engine is removed from the Aircraft and, from time to time, on request procure that any person to whom possession of an Engine is given acknowledges in writing to Lessor, in form and substance satisfactory to Lessor, that it will respect the interests of Lessor and as owner of the Engine and will not seek to exercise any rights whatsoever in relation to it;

              (c) Notwithstanding the foregoing provisions of this subsection, be permitted, if no Default has occurred and is continuing, to install any Engine or Part on an aircraft, or in the case of a Part, an engine:

                     (i)    owned and operated by Lessee free from Liens; or

                     (ii) leased or hired to Lessee pursuant to a lease or conditional sale agreement on a long-term basis and on terms whereby Lessee has full operational control of that aircraft or engine; or

                     (iii) acquired by Lessee and/or financed or refinanced, and operated by Lessee, on terms that ownership of that aircraft or engine, as the case may be, pursuant to a lease or conditional sale agreement, or a Lien therein, is vested in or held by any other person;

       provided that in the case of (ii) and (iii):

                            (l) the terms of any such lease, conditional sale agreement or Lien will not have the effect of prejudicing the interests of Lessor as owner and lessor of that Engine or Part; and

                            (2) the lessor under such lease, the seller under such conditional sale agreement or the holder of such Lien, as the case may be, has confirmed and acknowledged in writing to Lessor, in form and substance satisfactory to Lessor, that it will respect the interest of Lessor as owner and lessor of that Engine or Part and that it will not seek to exercise any rights whatsoever in relation thereto.

       8.15 POOLING OF ENGINES AND PARTS. Lessee will not enter into nor permit any pooling agreement or arrangement in respect of an Engine or Part without the prior written consent of Lessor.

       8.16   EQUIPMENT CHANGES.

              (a) Lessee will not make any modification or addition to the Aircraft (each an "Equipment Change."), except for an

Equipment change which is expressly permitted by Letter Agreement No. 2.

       8.17   TITLE ON AN EQUIPMENT CHANGE.

              (a) Title to all Engines and Parts installed on the Aircraft whether by way of replacement, as the result of an Equipment Change or otherwise (except those installed pursuant to Section 8.13(b)) will on installation, without further act, vest in Lessor subject to this Agreement free and clear of all Liens. Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments as Lessor may require and which are necessary to ensure that title so passes to Lessor according to all applicable laws. At any time when requested by Lessor, Lessee will provide evidence to Lessor's satisfaction (including the provision, if required, to Lessor of one or more legal opinions) that title has so passed to Lessor;

              (b) Lessor may require Lessee to remove any Equipment Change and to restore the Aircraft to its condition prior to that Equipment Change at the end of the Term; and

              (c) Except as referred to in Section 8.17(b) any Engine or Part at any time removed from the Aircraft will remain the property of Lessor until a replacement has been made in accordance with this Agreement and until title in that replacement has passed, according to applicable laws, to Lessor subject to this Agreement free of all Liens whereupon title to the replaced Engine or Part will pass to Lessee.

       8.18 THIRD PARTY. Lessee will use its best efforts to ensure that no person (other than Lessor or any Bank) will act in any manner inconsistent with its obligations under this Agreement and that all persons will comply with those obligations as if references to "Lessee" included a separate reference to those persons.

9.     INSURANCE

       9.1 INSURANCE. Lessee will maintain in full force during the Term insurance in respect of the Aircraft in form and substance satisfactory to Lessor (the "Insurance", which expression includes, where the context so admits, any relevant re-insurance(s)) through such brokers and with such insurers and having such deductibles and being subject to such exclusions as may be approved by Lessor. The Insurance will be effected either: (a) on a direct basis with insurers of recognized standing who normally participate in aviation insurance in the leading United States and/or international insurance markets and led by reputable underwriter(s) reasonably approved by Lessor; or (b) with a single insurer or group of insurers reasonably approved by Lessor who does not retain the risk but effects substantial reinsurance with reinsurers in the leading international insurance markets and through brokers each of recognized standing and acceptable to Lessor for a percentage acceptable to Lessor of all risks insured (the "Reinsurance").

       9.2 REQUIREMENTS. Lessor's current requirements as to required Insurance are as specified in this Section and in Schedule 4 and in Letter Agreement No. 1. Lessor may from time to time stipulate other requirements for the Insurance so that the scope and level of cover is maintained in line with commercially accepted industry practice and the interests of Lessor protected.

       9.3 CHANGE. If at any time Lessor reasonably determines that it is necessary to revoke its approval of any insurer, reinsurer, insurance or reinsurance, Lessor and/or its brokers, in order to protect the interests of the parties insured, Lessor will first consult with Lessee and Lessee's brokers (as for the time being approved by Lessor) regarding whether that approval should be revoked to protect the interests of the parties insured. If, following the consultation, Lessor reasonably determines that any change should be made to protect the interests of the Lessor and the parties insured, Lessee will then arrange or procure the arrangement of alternative cover satisfactory to Lessor.

       9.4    INSURANCE COVENANTS. Lessee will:

              (a) Ensure that all legal requirements as to insurance of the Aircraft, any Engine or any Part which may from time to time be imposed by the laws of the State of Registration or any state which can assert jurisdiction over the Lessee, its business or the Aircraft, in so far as they affect or concern the operation of the Aircraft, are complied with and in particular those requirements compliance with which is necessary to ensure that (i) the Aircraft is not in danger of detention or forfeiture, (ii) the Insurance remain valid and in full force and effect, and (iii) the interests of the Indemnitees in the Insurance and the Aircraft or any Part are not thereby prejudiced;

              (b) Not use, cause or permit the Aircraft, any Engine or any Part to be used for any purpose or in any manner not covered by the Insurance or outside any geographical limit imposed by the Insurance except as provided by
Section 8.3(i);

              (c) Comply with the terms and conditions of each policy of the Insurance and not do, consent or agree to any act or omission which:

                     (i)    invalidates or may invalidate the Insurance; or

                     (ii) renders or may render void or voidable the whole or any part of any of the Insurance; or

                     (iii) brings any particular liability within the scope of an exclusion or exception to the Insurance;

              (d)    Not used.

              (e) Commence renewal procedures within a reasonable period prior to expiration of any of the Insurance and provide to Lessor:

                     (i) if requested by Lessor, a written status report of renewal negotiation 14 days prior to each expiration date;

                     (ii) facsimiled confirmation of completion of renewal prior to each expiration date;

                     (iii) certificates of insurance and broker's (and any reinsurance brokers') letter of undertaking in a form acceptable to Lessor, detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement within seven (7) days after each renewal date;

              (f) On reasonable request, provide to Lessor a certificate of insurance issued by Lessee's insurance brokers;

              (g) On reasonable request, provide to Lessor evidence that the Insurance premiums have been paid;

              (h) Not make any modification or alteration to the Insurance material and adverse to the interests of any of the Indemnitees;

              (i)    Be responsible for any deductible under the Insurance; and

              (j) Provide any other insurance and reinsurance related information, or assistance, in respect of the Insurance as Lessor may reasonably require.

       9.5 FAILURE TO INSURE. If Lessee fails to maintain THE Insurance in compliance with this Agreement, each of the Indemnitees will be entitled but not bound (without prejudice to any other rights of Lessor under this Agreement):

              (a) To pay the premiums due or to effect and maintain insurance satisfactory to it or otherwise remedy Lessee's failure in such manner (including, without limitation to effect and maintain an "owner's interest" policy) as it considers appropriate. Any sums so expended by it will become immediately due and payable by Lessee to Lessor together with interest thereon at the rate specified in
Section 5.10, from the date of expenditure by it up to the date of reimbursement by Lessee; and

              (b) At any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its satisfaction.

       9.6 CONTINUING INDEMNITY. Lessor may require Lessee to effect and to maintain insurance after the Expiration Date with respect to its liability under the indemnities in Section 10 for such period as Lessor may reasonably require (but in any event not more than three (3) years) which provides for each Indemnitee to be named as additional insured. Lessee's obligation in this Section shall not be affected by Lessee ceasing to be lessee of the Aircraft and/or any of the Indemnitees ceasing to have any interest in respect of the Aircraft.

       9.7    APPLICATION OF INSURANCE PROCEEDS. As between Lessor and Lessee:

              (a) All insurance payments received as the result of an Event of Loss occurring during the Term will be paid to Lessor, and Lessor will pay the balance of those amounts to Lessee after deduction of all amounts which may be or become payable by Lessee to Lessor under this Agreement (including under Sections 11.1(b) and 11.1(c));

              (b) All insurance proceeds of any property damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting an Event of Loss and in excess of the Damage Notification Threshold will be paid to Lessor and applied in payment (or to reimburse Lessee) for repairs or replacement property upon Lessor being satisfied that the repairs or replacement have been effected in accordance with this Agreement. Insurance proceeds in amounts below the Damage Notification Threshold may be paid by the insurer directly to Lessee. Any balance remaining may be retained by Lessor;

              (c) All insurance proceeds in respect of third party liability will, except to the extent paid by the insurers to the relevant third party, be paid to Lessor to be paid directly in satisfaction of the relevant liability or to Lessee in reimbursement of any payment so made; and

              (d) Notwithstanding Sections 9.7(a), (b) or (c), if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor sees fit or as Lessor may elect.

10.    INDEMNITY

       10.1 GENERAL. Lessee agrees to assume liability for, defend, indemnify and hold harmless the Indemnitees on an after tax basis from and against any and all claims, proceedings, losses, liabilities, damages (whether direct, indirect, special, incidental or consequential) suits, judgments, costs, expenses (including, without limitation, reasonable legal fees and expenses), penalties (whether civil or criminal) or fines (each a "Claim") (regardless of whether such Claim is made during or after the Term (but not before)):

              (a) Which may at any time be suffered or incurred directly or indirectly as a result of or in any manner connected with Lessee's possession, delivery, performance, management, registration, control, maintenance, condition, service, repair, overhaul, leasing, use, operation or return of the Aircraft, any Engine or Part (either in the air or on the ground), whether or not the Claim may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing or use or otherwise, and regardless of whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee except as otherwise provided herein; or

              (b) Which arise out of any act or omission which invalidates or which renders voidable any of the Insurance; or

              (c) Which results from Lessee's breach of any of its representations or warranties or any other Event of Default under this Agreement;

but excluding any Claim in relation to a particular Indemnitee to the extent that that Claim is covered pursuant to another indemnity provision of this Agreement or to the extent it arises as a RESULT OF THE GROSS NEGLIGENCE OR wilful misconduct of that Indemnitee, Taxes or a Lessor Lien, or to the extent it arises out of facts or circumstances occurring prior to the Delivery Date or after the Expiration Date, where such facts or circumstances do not result from acts or omissions of Lessee.

       10.2 DURATION. Lessee's obligations arising under this Section 10 will continue in full force after the Expiration Date.

       10.3 SUBROGATION. Lessee shall be subrogated to an Indemnitee's rights to any matter with respect to which Lessee has reimbursed such Indemnitee for amounts expended or incurred by it or has paid such amount directly pursuant to
Section 10.1.

       10.4 NOTICE AND COOPERATION. In case any action, suit or proceeding is brought against an Indemnitee in connection with any Claim indemnified against under this Agreement, such Indemnitee will: promptly after receipt of notice of such action, suit or proceeding, notify Lessee thereof, enclosing a copy of all papers served upon such Indemnitee. Lessee may resist or defend such action, suit or proceeding The Indemnitee shall take all actions reasonably requested by Lessee, at Lessee's cost and expense, in connection with Lessee's defense or resistance of such action, suit or proceeding.

11.    EVENTS OF LOSS

       11.1   EVENTS OF LOSS.

              (a) If an Event of Loss occurs with respect to the Aircraft prior to delivery of the Aircraft to Lessee, this Agreement will immediately terminate and, except as expressly stated in this Agreement, neither party will have any further obligation or liability under this Agreement except that Lessor will refund to Lessee the amount of any Aircraft Deposit paid under this Agreement; and

              (b) If an Event of Loss occurs with respect to the Aircraft after delivery of the Aircraft to Lessee, Lessee will pay the Agreed Value to Lessor on or prior to the later of (i) five (5) Business Days after the Event of Loss and (ii) the date of receipt of insurance proceeds in respect of that Event of Loss, but no later than sixty (60) days after the Event of Loss occurs. Subject to the rights of any insurers and reinsurers or other third party, upon irrevocable payment in full to Lessor of that amount and all other amounts which may be or become payable to Lessor under this Agreement, Lessor will without recourse or warranty (except as to Lessor's Liens) and without further act, be deemed to have transferred to Lessee all of Lessor's rights to any Engine and Parts not installed when the Event of Loss occurred, all on an as-is where-is basis, and will at Lessee's expense, execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of Lessor's rights in such Parts in Lessee, free and clear of all rights of Lessor and Lessor Liens.

              (c) If an Event of Loss occurs with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Aircraft:

                     (i)    Lessee shall forthwith (and in any event within five
(5) days after such occurrence) give Lessor written notice thereof, and Lessor and Lessee shall proceed diligently and cooperate fully with each other in the recovery of any and all proceeds of insurance applicable thereto.

                     (ii) Subject to satisfaction of the conditions set forth in Clause (iii) below, as soon as practicable but in no event later than sixty
(60) days after the occurrence of such Event of Loss, Lessor shall substitute a Replacement Engine (as defined herein) for the Engine as to which such Event of Loss has occurred. In such event, immediately upon the effectiveness of such substitution, the Replacement Engine shall become subject to this Lease Agreement and be deemed part of the Aircraft for all purposes thereof to the same extent as the Engine which is replaced. Upon such substitution, Lessor and Lessee shall execute and deliver such documents and instruments (including appropriate filings with the FAA's Aircraft Registry) to evidence such substitution of the Engine in question by the Replacement Engine.

                     (iii) Lessor shall retain all insurance proceeds up to the full amount of the purchase price for the Replacement Engine. In the event that the insurance proceeds are less than the full amount of the purchase price for the Replacement Engine, Lessee shall reimburse Lessor for any such shortfall. In the event that the insurance proceeds exceed such purchase price for the Replacement Engine, Lessor shall return to Lessee the amount of any such excess. Notwithstanding the foregoing terms and conditions to the contrary, Lessor's obligation to provide a Replacement Engine or to refund, return or repay to Lessee such excess insurance proceeds are subject to the condition that no Default described in Sections 13.l(a) or (b) or Sections 13.1(h)-(1) shall have occurred and be continuing.

                     (iv) For purposes of this Section 11.1(c), the term "Replacement Engine means a Pratt and Whitney Model JT8D-9A engine (or an engine of the same manufacturer of a comparable or improved model that is suitable and certificated by the FAA, for installation and use on the Aircraft) which has a value and utility (based on but not limited to all life-limited engine components and time since last Hot Section Refurbishment), and is in as good operating condition as the Engine it is replacing, assuming such Engine was in the condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss.

       11.2 REQUISITION. During any requisition for use or hire of the Aircraft, any Engine or Part which does not constitute an Event of Loss:

              (a) The Rent, Maintenance Reserves and other charges payable under this Agreement will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations under the Agreement (other than operational obligations with which Lessee is unable to comply solely by virtue of the requisition); and

              (b) So long as no Default has occurred and is continuing, Lessee will be entitled to any hire or other compensation paid by the requisitioning authority in respect of the Term. Lessee will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement. Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor will apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such change, but so that, if any Default has occurred and is continuing, Lessor may apply the compensation or hire in or towards settlement of any amounts owing by Lessee under this Agreement.

12.    RETURN OF AIRCRAFT.

       12.1 RETURN. (a) On the Expiration Date or earlier termination of the lease of the Aircraft under this Agreement unless an Event of Loss has occurred, Lessee will, at its expense, redeliver the Aircraft and Aircraft Documents to Lessor at the Redelivery Location or such other airport as is mutually acceptable to the parties hereto, in a condition complying with Schedule 3, free and clear of all Liens, including Permitted Liens (but excluding Lessor Liens) and in a condition qualifying for immediate certification of airworthiness by the FAA or as otherwise agreed by Lessor and Lessee.

              (b) Provided that (x) no Default shall have occurred and is continuing; and (y) there shall have been no material adverse change in Lessee's financial condition since the Delivery Date, Lessee shall have the option (the "C Check Option") to extend the Term for up to 2 months provided that such extension of the Term is required by Lessee so as to enable Lessee to perform the C Check required by paragraph 1 (e) of Schedule 3 at the time at which such check would otherwise fall to be performed pursuant to the Agreed Maintenance Program in the absence of the requirement contained in such section. The C Check Option shall be exercised, if at all, by Lessee delivering an irrevocable written notice (a "C Check Notice") to Lessor not later than one hundred eighty
(180) days prior to the New Expiration Date (as defined below) proposed by Lessee which notice shall state whether Lessee desires to extend the Term and the proposed date of performance and completion of the aforementioned C Check. Upon the receipt by Lessor of the C Check Notice, (xx) Lessee shall be obliged to lease the Aircraft from Lessor until the date (the "New Expiration Date") of completion of the aforementioned C Check in accordance with the terms and conditions of this Agreement; and (yy) the definition of "Expiration Date" shall be deemed to have been amended so as to refer to the New Expiration Date and the Aircraft shall be redelivered to Lessor on that date

(or, as may be applicable, any other date contemplated by such definition) in accordance with the terms and conditions of this Agreement.

       12.2 FINAL INSPECTION. Immediately prior to redelivery of the Aircraft, Lessee will make the Aircraft available to Lessor for inspection ("Final Inspection") in order to verify that the condition of the Aircraft complies with this Agreement. The Final Inspection will be long enough to permit Lessor to:

              (a)    Inspect the Aircraft Documents;

              (b)    Inspect the Aircraft and uninstalled Parts;

              (c) Inspect the Engines, including without limitation (i) at Lessor's expense, a video boroscope inspection of (A) the low pressure and high pressure compressors and (B) turbine area and (ii) at Lessee's expense, on-wing engine condition runs; and

              (d) Observe a two (2) hour demonstration flight (with up to three (3) of Lessor's representatives as on-board observers)

Provided, however, that such Final Inspection will not exceed three (3) consecutive days.

       12.3 NON-COMPLIANCE. To the extent that, at the time of Final Inspection, the condition of the Aircraft does not comply with this Agreement, Lessee will at Lessor's option:

              (a) Immediately rectify the non-compliance and to the extent the non-compliance extends beyond the Expiration Date, the Term will be automatically extended and this Agreement will remain in force until the non-compliance has been rectified; or

              (b) Redeliver the Aircraft to Lessor and indemnify Lessor, and provide to Lessor's satisfaction cash as security for that indemnity, against the cost of putting the Aircraft into the condition required by this Agreement.

              For the avoidance of doubt, nothing in this Agreement shall be construed to require Lessor or Lessee to modify the Airframe or any Engine at any time during the Term or upon redelivery of the Aircraft in order to bring such equipment into compliance with the Stage 3 Requirements.

       12.4   NOT USED.

       12.5 ACKNOWLEDGMENT. Provided Lessee has complied with its obligations under this Agreement, upon redelivery of the Aircraft by Lessee to Lessor at the Redelivery Location, Lessor will deliver to Lessee an acknowledgment confirming that Lessee has redelivered the Aircraft to Lessor in accordance with this Agreement.

       12.6   MAINTENANCE PROGRAM.

              (a) Prior to the Expiration Date and upon Lessor's request, Lessee will provide Lessor or its agent reasonable access to the Agreed Maintenance Program and the Aircraft Documents in order to facilitate the Aircraft's integration into any subsequent operator's fleet;

              (b) Lessee will, if requested by Lessor to do so, upon return of the Aircraft, deliver to Lessor a certified true current and complete copy of the Agreed Maintenance Program, together with a letter authorizing Lessor to use such copy for "bridging" purposes for the next lessee of the Aircraft. Lessor agrees that it will not disclose the contents of the Agreed Maintenance Program to any person or entity except to the extent necessary to bridge the Maintenance Program for the Aircraft from the Agreed Maintenance Program to another program after the Expiration Date; provided, however, that this will not give Lessor or any third party any rights to use the Agreed Maintenance Program.

       12.7   NOT USED.

       12.8 AIRCRAFT STORAGE. During the period of thirty (30) days after the Expiration Date, Lessor shall have the right to (a) require Lessee to maintain, store and insure the Aircraft at Lessee's principal maintenance facility or such other location as may be mutually agreed by Lessor and Lessee, at Lessor's sole cost and expense as provided below; and (b) require Lessee to ferry the Aircraft to Lessor's principal place of business or its principal maintenance facility within the continental United States, at Lessee's sole cost and expense. Any maintenance or insurance cost actually incurred or paid by Lessee to any third party vendor in connection with the foregoing shall be payable by Lessor at Lessee's direct cost without "mark-up". No later than thirty (30) days prior to the Expiration Date, Lessor shall advise Lessee as to whether Lessor requires Lessee to provide the services contemplated by this Section 12.8.

       13.    DEFAULT

       13.1 EVENTS OF DEFAULT. Each of the following events or conditions will constitute an Event of Default (whether any such event or condition is voluntary or involuntary or occurs by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Government Entity):

              (a) NON-PAYMENT. Lessee fails to make (i) any payment of Rent, Maintenance Reserves or the Agreed Value or fails to pay the Deposit on the due date and such failure continues for two (2) Business Da.Js or (ii) any other payment due under this Agreement on the due date and such failure continues for five (5) Business Days after written demand therefor from Lessor to Lessee given on or after such due date; or

              (b)    INSURANCE. Lessee fails to comply with any provision of
Section 9 or any insurance required to be maintained under this Agreement is canceled or terminated or notice of cancellation is given in respect of any such insurance and such insurance is not renewed or replaced before cancellation or termination; or

              (c) BREACH. Lessee fails to comply with any other provision of this Agreement and, if such failure is in the reasonable opinion of Lessor capable of remedy, the failure continues for ten (10) calendar days after written notice from Lessor to Lessee; or

              (d) REPRESENTATION. Any material representation or warranty made (or deemed to be repeated) by Lessee in or pursuant to this Agreement or in any document or certificate or statement is or proves to have been incorrect in any material respect when made or deemed to be repeated; or

              (e) CROSS DEFAULT. An Event of Default shall occur and be continuing under any Other Agreement or any other payment of Lessee owing to Lessor under any Other Agreement is not paid when due.

              (f) APPROVALS: Any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity in connection with this Agreement (including, without limitation):

                     (i) required by Lessee to authorize, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by Lessee of its obligations under this Agreement; or

                     (ii) the registration of the Aircraft (to the extent that the same is within the control of Lessee); or

                     (iii)  Lessee's authority to operate the Aircraft under
       Part 121 of the Federal Public Aviation Regulations and Lessee's interstate Certificate of Public Convenience and Necessity issued under
       Section 401 of the Federal Aviation Act;

is modified in a manner unacceptable to Lessor or is withheld, or is revoked, suspended, canceled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force provided the foregoing is not the result of any act, omission or breach of Lessor; or

              (g)    BANKRUPTCY, ETC.

                     (i) Lessee consents to the appointment of a custodian, receiver, trustee or liquidator of itself or all or any material part of Lessee's property or Lessee's consolidated property, or Lessee admits in writing its inability to, or is unable to, or does not, pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee files a voluntary petition in bankruptcy or a voluntary petition seeking reorganization in a proceeding under any bankruptcy or insolvency laws (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee by voluntary petition, answer or consent seeks relate under the provisions of any other bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors, or any corporate action (including, without limitation, any board of directors or shareholder action) is taken by Lessee in furtherance of any of the foregoing, whether or not the same is fully effected or accomplished; or

                     (ii) an order, judgment or decree is entered by any court appointing, without the consent of Lessee, a custodian, receiver, trustee or liquidator of Lessee, or of all or any material part of Lessee's property or Lessee's consolidated property is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof or at any time an order for relief is granted; or

                     (iii) an involuntary petition against Lessee in a proceeding under the United States Federal Bankruptcy laws or other insolvency laws (as now or hereafter in effect) is filed and is not withdrawn or dismissed within thirty (30) days thereafter or at any time an order for relief is granted in such proceeding, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Lessee or of all or any material part of Lessee's property, or Lessee's consolidated property and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of sixty (60) days or at any time an order for relief is granted in such proceeding; or

              (h) UNLAWFUL. It becomes unlawful for Lessee to perform any of its obligations under this Agreement or this Agreement becomes wholly or partly invalid or unenforceable;

              (i) SUSPENSION OF BUSINESS. Lessee suspends or ceases or threatens to suspend or cease to carry on all or a substantial part of its business as a Certificated Air Carrier for a period of more than seven (7) days other than for any of the events enumerated in the definition of "Excusable Delay"; or

              (j) DISPOSAL. Except for a reorganization the terms of which have received the previous consent in writing of Lessor, Lessee disposes, conveys or transfers or threatens to dispose, convey or transfer of all or a material part of its assets, liquidates or dissolves or consolidates or merges with any other Person (other than a consolidation or merger permitted by the terms of Section 8.8(b) above), whether by one or a series of transactions, related or not.

              (k) RIGHTS. The existence, validity, enforceability or priority of the rights of Lessor as owner and lessor in respect of the Aircraft are challenged by Lessee or any other person claiming by or through Lessee, except if such challenge is in connection with a breach by Lessor of Section 7.1; or

              (l) DELIVERY. Lessee fails to accept the Aircraft when validly tendered for acceptance or delivery by Lessor in the condition required by and pursuant to this Agreement.

       13.2 RIGHTS. If an Event of Default occurs, Lessor may at its option (and without prejudice to any of its other rights under this Agreement), at any time thereafter (without notice to Lessee except as required under applicable law):

              (a) By written notice to Lessee and with immediate effect, terminate this lease of the Aircraft (but without prejudice to the continuing obligations of Lessee under this Agreement), whereupon all rights of Lessee under this Agreement shall cease; and/or

              (b) Proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement; and/or

              (c)    Either:

                     (i) Take possession of the Aircraft, for which purpose Lessor may enter any premises belonging to or in the occupation of or under the control of Lessee where the Aircraft may be located, or cause the Aircraft to be redelivered to Lessor at Dubuque, Iowa (or such other location in the continental U.S. as Lessor may require) Lessor is hereby irrevocably by way of security for Lessee's obligations under this Agreement appointed attorney for Lessee in causing the redelivery [or in directing the pilots of Lessee or other pilots to fly] the Aircraft to that airport and will have all the powers and authorizations necessary for taking that action; or

                     (ii) By serving written notice require Lessee to redeliver the Aircraft to Lessor at Dubuque, Iowa (or such other location in the continental U.S. as Lessor may require).

       13.3 DEREGISTRATION. If an Event of Default occurs, Lessor may sell or otherwise deal with the Aircraft free and clear of any leasehold or other interest of Lessee as if this Agreement had never been made and Lessee will, at the request and expense of Lessor, execute and deliver to Lessor such acknowledgment of termination of this Lease or other consent to deregistration of the Aircraft and its export from the United States to enable the Aircraft to be delivered, at Lessor's option, outside the United States; Lessee hereby irrevocably and by way of security for its obligations under this Agreement appoints (which appointment is coupled with an interest) Lessor as its attorney to execute and deliver any such documentation required in connection with the foregoing.

       13.4   DEFAULT PAYMENTS. If:

              (a)    An Event of Default occurs; or

              (b) The Aircraft is not delivered on the proposed Delivery Date by reason of failure of Lessee to satisfy any conditions to that delivery and such failure is not the result of Lessor's breach hereunder;

Lessee will indemnify Lessor on demand against any loss, damage, expense, cost or liability which Lessor may sustain or incur directly or indirectly as a result including but not limited to:

                     (i) Any amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any unpaid amount provided that the element of Lessor's damages described in this clause (i) shall not exceed the aggregate amount of Rent remaining to be paid under this Agreement discounted at the Prime Rate to the date of Lessee's payment; or

                     (ii) Any loss, cost, expense or liability sustained or incurred by Lessor owing to Lessee's failure to redeliver the Aircraft on the date, at the place and in the condition required by this Agreement.

14.    ASSIGNMENT

       14.1 LESSEE WILL NOT ASSIGN, TRANSFER (VOLUNTARILY OR INVOLUNTARILY BY OPERATION OF LAW OR OTHERWISE) OR CREATE OR PERMIT TO EXIST ANY LIEN IN, TO OR UNDER, ANY OF ITS RIGHTS UNDER THIS AGREEMENT.

       14.2 Lessor may assign or transfer all of its rights under this Agreement and in the Aircraft, and in the case of an assignment other than by way of security, Lessor will have no further obligation under this Agreement following the assignment of all its rights under this Agreement but notwithstanding that assignment will remain entitled to the benefit of each indemnity and the liability insurances effected under this Agreement; provided that such assignment, novation or transfer does not violate any provision of the Federal Aviation Act or any rule or regulation thereunder, or prevent the continued U.S. registration of the Aircraft. Lessee will comply with all reasonable requests of Lessor, its successors and assigns in respect of any such assignment, and Lessor will promptly notify Lessee of any such assignment.

       14.3 If Lessor desires to effect any assignment or transfer of its rights and obligations under this Agreement, Lessee agrees to cooperate and take all such steps as Lessor may reasonably request to give the transferee the benefit of this Agreement. Any reasonable expenses incurred by Lessee directly as a result of any assignment contemplated by Section 14.2 shall be advanced by Lessor.

       14.4 Any assignment, novation or transfer by Lessor will be at Lessor's cost and expense.

       14.5 Any provisions of this Section 14 to the contrary notwithstanding, Lessor's assignee shall:

                     (i) be a "citizen" of the United States within the meaning of 49 U.S.C. Section 40102(a) (15);

                     (ii) have the full power and authority to enter into and carry out the transactions contemplated hereby;

                     (iii) enter into an agreement satisfactory in form and substance to Lessee whereby the assignee confirms that it shall be deemed a party to this Agreement and provides all of the representations, warranties and agreements of Lessor under Sections 2.4 and 7 hereof and is bound by all the terms of, and undertakes all the obligations of Lessor contained in this Agreement and the documents ancillary thereto to which Lessor is a party and confirms that such Agreement and agreements are legal, binding and enforceable in accordance with their terms.

15.    ILLEGALITY


       If it is or becomes unlawful in any jurisdiction for Lessor to give effect to any of its obligations as contemplated by this Agreement or to continue this Agreement, Lessor may by notice in writing to Lessee terminate the leasing of the Aircraft under this Agreement and Lessee will forthwith redeliver the Aircraft to Lessor in accordance with Section 12. Without prejudice to the foregoing Lessor will consult in good faith with Lessee as to any steps which may be taken to restructure the transaction to avoid that unlawfulness but will be under no obligation to take any such steps.

16.    MISCELLANEOUS

       16.1   WAIVERS, REMEDIES CUMULATIVE. The rights of each party under this
Agreement:
              (a)    May be exercised as often as necessary;

              (b) Are cumulative and not exclusive of its rights under any law; and

              (c)    May be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right will not constitute a waiver of that right.

       16.2 DELEGATION. Lessor may delegate to any person or persons all or any of the trusts, powers or discretions vested in it by these presents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as Lessor in its absolute discretion thinks fit provided, however, that such delegation shall not relieve Lessor of its obligations hereunder, including without limitation, Lessee's right of quiet enjoyment under Section 7.1 hereof.

       16.3 APPROPRIATION. If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as Lessor may determine at its sole discretion.

       16.4   NOT USED.

       16.5   NOT USED.

       16.6 SET-OFF. Lessor may set off any matured obligation owed by Lessee under this Agreement or the Other Agreements !to the extent beneficially owned by Lessor) against any obligation (whether or not matured) owed by Lessor to Lessee, regardless of the place of payment or currency. If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained or liquidated. Lessor will not be obliged to pay any amounts to Lessee under this Agreement so long as any sums which are then due from Lessee under this Agreement or the Other Agreements remain unpaid and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums except to the extent Lessor otherwise agrees or sets off such amounts against such payment pursuant to the foregoing.

       16.7 SEVERABILITY. If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

              (a) The legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

              (b) The legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

       16.8 REMEDY. If Lessee fails to comply with any provision of this Agreement, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat the non-compliance as a Default or an Event of Default, effect compliance on behalf of Lessee, where upon Lessee shall become liable to pay immediately any sums expended by Lessor together with all costs and expenses (including legal costs) in connection therewith.

              In the event that Lessee obtains a judgment against Lessor, Lessee will be entitled to receive all costs and expenses (including legal costs) in connection therewith.

       16.9 EXPENSES. Unless this Agreement is terminated by reason of Lessor's failure to deliver the Aircraft to Lessee through no breach or default of Lessee of the terms of this Agreement, Lessee will pay to Lessor on demand, upon the occurrence of a Default, all reasonable expenses (including legal, survey and other costs) payable or incurred by Lessor in contemplation of, or otherwise in connection with, the enforcement of or preservation of any of Lessor's rights under this Agreement, or in respect of the repossession of the Aircraft.

All expenses payable pursuant to this Section 16.9 will be paid as they are incurred by Lessor.

       16.10 TIME OF ESSENCE. The time stipulated in this Agreement for all payments payable by Lessee to Lessor and for the performance of Lessee's other obligations under this Agreement will be of the essence of this Agreement.

       16.11 NOTICES. All notices under, or in connection with, this Agreement will, unless otherwise stated, be given in Any such notice is deemed effectively to be given, if by letter, by registered mail, return receipt requested, or by an overnight courier which provides a receipt upon deposit with such courier, when delivered.

The address of Lessee and Lessor are as follows:

              Lessee:            Air South Airlines, Inc.
                                 2625 Airport Boulevard
                                 West Columbia, South Carolina 29120
                                 Attn: Vice President - Airline
                                       Services

              Lessor:            Mimi Leasing Corp.
                                 600 Sunset Ridge
                                 Dubuque, Iowa 52003
                                 Attn: Robert H. Wahlert




       16.12  LAW AND JURISDICTION:

              (a) THIS AGREEMENT IN ALL RESPECTS IS GOVERNED BY AND TO BE INTERPRETED IN ACCORDANCE WITH LAWS OF THE STATE OF THE GOVERNING LAW, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES, AND THIS AGREEMENT SHALL BE DEEMED TO BE EXECUTED AND DELIVERED IN SUCH STATE.

              (b) For the benefit of Lessor, Lessee agrees that the federal courts of the Eastern District of Iowa, are to have nonexclusive jurisdiction to settle any disputes in connection with this Agreement and submits itself and its property to the jurisdiction of the courts of the State of Iowa in connection with this Agreement;

              (c) Without prejudice to any other mode of service, Lessee consents to the service of process relating to any such proceedings by prepaid mailing of a copy of the process to Lessee's agent at the address identified in paragraph [i);

              (d)    Lessee:

                     (i) waives objection to the federal courts in the State of Iowa on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

                     (ii) agrees that a judgment or order of a federal court in the State of Iowa in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction;

              (e) Nothing in this Section limits the right of Lessor to bring proceedings against Lessee in connection with this Agreement in any other court of competent jurisdiction.

              (f)    Lessee and Lessor irrevocably and unconditionally:

                     (i) agrees that if the other party brings legal proceedings against it or its assets in relation to this Agreement no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

                     (ii) waives any such right of immunity which it or its assets now has or may in the future acquire;

                     (iii) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

       16.13 ENTIRE AGREEMENT. Except for the Original Lease which will remain in full force and effect until the Aircraft is accepted by Lessee pursuant to
Section 4.2 of this Agreement, after which time the Original Lease shall be released, terminated and appropriate filings with respect thereto made at the FAA Registry, Oklahoma City, Oklahoma, this Agreement, Letter Agreement No. 1 and Letter Agreement No. 2 are the sole and entire agreements between Lessor and Lessee in relation to the leasing of the Aircraft, and shall supersede all previous agreements in relation to that leasing.

       16.14 INDEMNITIES. All rights expressed to be granted to each Indemnitee under this Agreement (other than Lessor) are given to Lessor on behalf of that Indemnitee.

       16.15 COUNTERPARTS. This Agreement may be executed in counterparts each of which will constitute one and the same document.

17.    DISCLAIMERS AND WAIVERS

       17.1 EXCLUSION. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE AIRCRAFT IS DELIVERED "AS IS, WHERE IS" AND LESSEE AGREES AND ACKNOWLEDGES THAT UPON ACCEPTANCE OF DELIVERY OF THE AIRCRAFT BY LESSEE, SAVE AS EXPRESSLY STATED IN THIS AGREEMENT, LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN, ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO, THE AIRCRAFT, INCLUDING BUT NOT LIMITED TO:

              (a) THE AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, VALUE, CONDITION, OR DESIGN, OF THE AIRCRAFT OR ANY PART; OR

              (b) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM LESSOR'S NEGLIGENCE, ACTUAL OR IMPUTED; OR

              (c) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR ANY LIABILITY OF LESSEE TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

       17.2 WAIVER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND THE LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE OPERATION OR PERFORMANCE OF THE AIRCRAFT OR THIS AGREEMENT EXCEPT TO THE EXTENT ARISING UNDER SECTION 2.4.

       17.3 CONFIRMATION. LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS SECTION 17 AND ACKNOWLEDGES THAT RENT AND OTHER AMOUNTS HAVE BEEN CALCULATED BASED ON ITS PROVISIONS.

18.    TRUE LEASE


                     (i) It is the intent of Lessor and Lessee that for all purposes (including without limitation U.S. federal income tax purposes) this Agreement will be a true lease, and that this Agreement conveys to the Lessee no right, title or interest in the Aircraft except as a lessee.

                     (ii) Notwithstanding any provision herein or elsewhere contained to the contrary, it is understood and agreed between the Lessor and the Lessee that the transactions contemplated by this Agreement are expressly intended to be, shall be and should be construed so as to be, entitled to the full benefits of 11 U.S.C. Section 1110 from time to time with respect to the right to repossess the Airframe, the Engines and any Parts as provided herein, and in any circumstances where more than one construction of the terms and conditions of this Agreement is possible, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits or would render them doubtful.

                     (iii) Lessee acknowledges that Lessor would not have entered into this Agreement unless it had available to it the benefits of a lessor under Section 1110 of Title 11 of the United States Code. Lessee covenants and agrees with Lessor that to better ensure the availability of such benefits, Lessee shall support any motion, petition or application filed by Lessor with any bankruptcy court having jurisdiction over Lessee, whereby Lessor seeks recovery of possession of the Aircraft under said Section 1110 and shall not in any way oppose such action by Lessor unless Lessee shall have complied with the requirements of said
       Section 1110 to be fulfilled in order to entitle Lessee to continued use and possession of the Aircraft hereunder, In the event said Section 1110 is amended, or if it is repealed and another statute is enacted in lieu thereof, Lessor and Lessee agree to amend this Agreement and take such other action not inconsistent with this Agreement as Lessor reasonably deems necessary so as to afford to Lessor the rights and benefits as such amended or substituted statute confers upon owners and lessors of aircraft similarly situated to Lessor.

       IN WITNESS whereof the parties hereto have executed this Agreement on the date shown at the beginning of this Agreement.

WITNESS:                               Lessor:
                                       MIMI LEASING CORP.

                                       By:
--------------------------                ---------------------
                                       Name:
                                            -------------------
                                       Title:
                                             ------------------
WITNESS:                               Lessee:
                                       AIR SOUTH AIRLINES, INC.

/s/                                    By: /s/ Dennis B. Crosby
-------------------------                 ---------------------
                                       Name: Dennis B. Crosby
                                            -------------------
                                       Title: Vice President
                                             ------------------

                                   SCHEDULE 1

                                     PART 1

                            FORM OF LEASE SUPPLEMENT

              THIS LEASE SUPPLEMENT is dated as of February 1, 1997, and is executed by Air South Airlines, Inc. ("Lessee") and Mimi Leasing Corp. ("Lessor"), pursuant to Section 3.1(d) of the Aircraft Lease Agreement between Lessor and Lessee dated as or February 1, 1997 (the "Lease"). All capitalized terms used herein which are not otherwise defined herein shall have the meaning given to such terms in the Lease.

              Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Aircraft described below (the "Aircraft") upon and subject to all of the terms, conditions and provisions of the Lease, and Lessor and Lessee further agree and state as follows:

              1.     Description of the Aircraft:

                     (a)    Airframe: Boeing 737-247
                            FAA Registration No.: N4510W
                            Manufacturer's Serial No.: 19607

                     (b) Engines: Two (2) Pratt & Whitney engines, Model JT8D-9A, Serial Numbers 674165B and 674214B, each of said engines having 750 or more rated take-off horsepower or the equivalent thereof;

                     (c) All Parts (other than Engines) installed on or associated with the Airframe and Engines; and

                     (d) The Aircraft Documents relating to the Airframe and Engines.

              2.     The main base of the Aircraft is Columbia, South Carolina.

              3. The Term for the Lease commences on February 1, 1997 (the "Delivery Date") and ends on the day preceding the numerically corresponding day 36 months after the Delivery Date, both dates inclusive, unless sooner terminated in accordance with the provisions of the Lease.

              4. The Rent for the Aircraft shall be payable in advance for each calendar month of the Term commencing on the Delivery Date and shall be the amount set forth in Schedule 1 to Letter Agreement No. 1 to the Lease.

              IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be executed by their respective corporate officers as of the date first above written.

                                       AIR SOUTH AIRLINES, INC. (LESSEE)


                                       By:
                                          ------------------------------
                                       Title:
                                             ---------------------------

                                       MIMI LEASING CORP. (LESSOR)


                                       By:
                                          ------------------------------
                                       Title:
                                             ---------------------------

                                   SCHEDULE 1

                                     PART 2

                               AIRCRAFT DOCUMENTS

A.     CERTIFICATES

       -      FAA Certificate of Airworthiness

B.     AIRCRAFT STATUS RECORDS

       -      Log Books

       -      Airframe Maintenance Status Report

       -      Supplemental Structural Inspection Document Status (if applicable)

       -      Manufacturer's Service Bulletin Status Report

       - Airworthiness Directive Service Bulletin Compliance Records and Report (terminated and repetitive), including documentation adequate to determine the method of compliance, but not limited to current status

       - Modification Status Report List documents will be provided upon request)

       -      Last Weighing Report

       - List of Life Limited Components with remaining hours/cycles, with FAA-approved serviceable tags or other documentation or releases approved by the FAA under Part 121

C.     AIRCRAFT MAINTENANCE RECORDS (last heavy maintenance visits)

       -      Test Flight Reports

       -      X-ray pictures

       -      Last "C" check and heaviest maintenance check Work Cards

D.     AIRCRAFT HISTORY RECORDS

       - Aircraft Maintenance History Cards (may include computer generated summaries and records in lieu of cards)

       -      Service Difficulty Report

       -      Accident, Incident or Major Structural Repair Report

E.     ENGINE RECORDS (for each engine)

       -      Engine time and cycle records

       -      Last overhaul and repair summaries (including FAA Forms 337)

       - Airworthiness Directive Compliance Records and Report (terminated and repetitive), including documentation adequate to determine the method of compliance, but not limited to current status

       - Manufacturer's Service Bulletin Status Report for those service bulletins which Lessee has complied with, including documentation adequate to determine the method of compliance, but not limited to current status
       - List of Time Controlled Components with remaining hours and cycles with FAA-approved serviceable tags or other documentation or releases approved by the FAA under Part 121
       -      Modification Status Report
       -      Engine Disc Sheets
       -      Engine Build Specifications for last major engine shop visit.

F.     APU RECORDS

       -      Last Overhaul and Repair Documents (including modification status)
       - Airworthiness Directive Compliance Records and Report (terminated and repetitive), including documentation adequate to determine the method of compliance, but not limited to current status
       -      Manufacturer's Service Bulletin Records and Status Report
       -      List of Time Controlled Components with remaining hours/cycles
       - Modification Status Report, with FAA approved serviceable tags or other documentation or releases approved by the FAA under Part 121

G.     COMPONENT RECORDS

       - Time Controlled Component Historical Records with Installation Records and FAA Serviceability Tags or other documentation or releases in a form acceptable to the FAA for a Part 121 Air Carrier

H.     MANUALS

       -      Airplane Flight Manual (Manufacturer Approved, FAA Approved)
       -      Flight Crew Operating Manual
       -      Weight and Balance Manual
       -      Wiring Diagram Manual (microfilm and hard copy if available)
       -      Illustrated Parts Catalog (microfilm)
       -      Aircraft Maintenance Manual (microfilm)
       - Manufacturer's Engine Maintenance Manual and any approved engineering changes, as applicable

I.     MISCELLANEOUS TECHNICAL DOCUMENTS

       -      Maintenance Program
       -      Interior Configuration Drawings
       -      Original Delivery Documents
       -      Loose Equipment Inventory

                                   SCHEDULE 2

                     CERTIFICATE OF ACCEPTANCE AND DELIVERY

       This Certificate of Acceptance and Delivery is delivered, on the date set forth below by Air South Airlines, Inc. ("Lessee"), to Mimi Leasing Corp. ("Lessor"), pursuant to the Aircraft Lease Agreement dated as of February l, 1997 between Lessor and Lessee (the "Agreement"). Capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.

1.     DETAILS OF ACCEPTANCE

       Lessee hereby confirms to Lessor that Lessee has at _____________ o'clock on this ____ day of __________, 199_, at Oklahoma City, Oklahoma, accepted the following, in accordance with the provisions of the Agreement:

       (a) Boeing 737-247 airframe, Manufacturer's Serial No. 19607, FAA Registration Number N4510W;

       (b)    2 Pratt & Whitney JT8D-9A Engines:

                     Manufacturer's Serial No.

                     674214B

                     674165B
(Each of which shall have more than 750 rated takeoff horsepower or the equivalent of such horsepower).

       (c) Loose Equipment Check List: as per list signed by Lessor and Lessee and attached hereto.

2.     HOURS AND CYCLES DATA (AS OF ACCEPTANCE DATE)

       (a)    Airframe:

              Number of Hours since last "C-7" Plus SI Check (Heaviest Check):
              ______ hours

              "C" Check (or Equivalent):

              Interval: ________________________

              Time Since: ______________________

       (b)    Landing Gear Overhaul:

              Number of Hours Since Last Overhaul:

                     Left Gear ________________________________ Hours

                     Right Gear _______________________________ Hours

                     Nose Gear ________________________________ Hours

              Interval:       Left Gear ________________________________

                              Right Gear _______________________________

                              Nose Gear ________________________________

       (c)    Engines:

              Total Number of Hours and Cycles:

                     S/N ______: ______ hours; ______________________ cycles

                     S/N ______: ______ hours; ______________________ cycles

              Number of Hours Since Last Hot Section Refurbishment:

                     S/N ______: ______ hours

                     S/N ______: ______ hours

              Number of Hours Since Last Cold Section Refurbishment:

                     S/N ______: ______ hours

                     S/N ______: ______ hours

              Hot Section Refurbishment:

                     Interval __________________________________________

                     Time Since (S/N ________): ________________________

                     Time Since (S/N ________):_________________________

              Time Remaining to First Restriction:

              Engine S/N: ____________________

                     Hours: ____________ Restriction: __________________

                     Cycles: ___________ Restriction: __________________

              Engine S/N: ____________________

                     Hours: ____________ Restriction: __________________

                     Cycles: ___________ Restriction: __________________

              Average Cycles in Life Limited Parts (see attached Schedule):
              ______________

       (d)    Auxiliary Power Unit:

              Number of APU Hours Since Last Heavy Shop Visit:

                     __________ hours          ______________ Date accomplished

              Hot Section Refurbishment:

                     Interval: ________________________________

                     Time Since: ______________________________

       (e)    Time Controlled Components: [see attached report]

       (f)    Interior Equipment:

              Number of Passenger Seats
              and Configuration:                       _______   _______

              Number of Galleys and Location:          _______   _______

              Number of Lavatories and Location:       _______   _______

              LOPA - Attached:                         _______   _______

              List of Loose Equipment on Board:

              _________________________________        _______   _______

              _________________________________        _______   _______

              _________________________________        _______   _______

              _________________________________        _______   _______

              ________________________________         _______   _______

              ________________________________         _______   _______

       (g)    Avionics:

                                                                 Part
              Description                              Model     No.

              _______________________________          _______   _______

              _______________________________          _______   _______

              _______________________________          _______   _______

              _______________________________          _______   _______

              _______________________________          _______   _______

              _______________________________          _______   _______

       IN WITNESS WHEREOF, Lessee has, by its duly authorized representative, executed this Certificate on the date in paragraph 1 above.

                                        LESSEE:

                                        AIR SOUTH AIRLINES, INC.

                                        By: _________________________________

                                        Title: ______________________________

                                   SCHEDULE 3

                        OPERATING CONDITION AT REDELIVERY

       On the Expiration Date, the Aircraft shall:

(1)    GENERAL CONDITION

       (a) Possess a valid Certificate of Airworthiness with respect to the Aircraft issued by the Air Authority. The Aircraft will also meet all requirements for U.S. domestic operations under FAR Part 121 without waiver or restriction. There will be no deferred, open or carryover items on the Aircraft or any Engine on the Expiration Date;

       (b)    Be clean by U.S. airline standards;

       (c) Have installed the full complement of engines and other equipment, parts and accessories and loose equipment as is normally installed in the Aircraft, and be in the same economy configuration of 122 seats, in accordance with an approved STC, as at Delivery;

       (d) Have undergone, immediately prior to redelivery, a full C check (with all supplemental inspections associated with that Check complied with) in accordance with the Agreed Maintenance Program, so that all airframe inspections falling due within the next following C check interval, in accordance with the Agreed Maintenance Program, and in addition at least 3,100 Flight Hours or Cycles (whichever is lower) remain to the next C-7 plus SI Major Check per the Agreed Maintenance Program.

       Notwithstanding Paragraph l(d) above, if Lessee wishes to redeliver the Airframe to Lessor with less life so remaining, Lessee shall give written notice to Lessor no later than sixty (60) days prior to the Expiration Date, and Lessee, shall deliver the Arframe in such condition with an additional payment (in addition to the Airframe Maintenance Reserves otherwise payable) equal to the number of Flight Hours or Cycles less than the minimum required by this
Schedule 3 multiplied by the amount of Airframe Maintenance Reserve per Flight Hour or Cycle then in effect under the Lease, unless Lessor and Lessee shall mutually agree that Lessee perform a premature C 7 plus SI Major Check and utilize the Airframe Maintenance Reserves (if such work qualifies for contribution by Lessor pursuant to Section 7.2) held by Lessor under the Lease;

       (e) Be in compliance with all airworthiness directives issued by the FAA ("ADs") for compliance during the Term and within 180 days after the Expiration Date (except that repetitive inspections having intervals of less than 180 days will be performed only once at or immediately prior to the Expiration

Date), including being current with all initial tasks of the Corrosion Prevention and Control Program (CPCP) under the Boeing D6-38528 document, with no exceptions or deviations and with proper supporting documentation;

       (f) Be stripped and freshly painted with an "all white" fuselage and gray wings;

       (g)    Have all required signs and decals clean, secure and legible.

(2)    COMPONENTS

       (a) All time-controlled components (other than the Engines and Landing Gears which are referred to elsewhere in this Schedule 3) shall have at least 3,000 Flight Hours or Cycles (whichever is the most limiting) or at least one
(1) year remaining to the next scheduled overhaul per the Agreed Maintenance Program;

       (b) Each "on-condition" and "condition monitored" component shall be serviceable; and

       (c) The APU will be in the same operational condition as at the Delivery Date with temperatures and air outputs within the APU manufacturer's limits at all operational settings; and

(3)    ENGINES

       Each Engine will be installed on the Aircraft and if not the engines installed on the Delivery Date will be accompanied by all documentation Lessor may require to evidence that title thereto is properly vested in Lessor and:

       (a) Each Engine and each life limited part within each Engine will have no less than 3,500 Cycles or 6,000 Flight Hours until the next scheduled life limited part replacement;

       (b) Each Engine will, at Lessor's option and expense, have had a complete hot (including combustion chamber) and cold section video borescope inspection, and a power assurance run in accordance with the Engine manufacturer's maintenance manual and all items beyond such manufacturer's limits will be repaired at Lessee's expense. No Engine will be "on watch" for any reason requiring any special or out of sequence inspection.

       Notwithstanding Paragraph 3(a) above, if Lessee wishes to redeliver an Engine to Lessor with less life so remaining, Lessee shall give written notice to Lessor no later than sixty (60) days prior to the Expiration Date, and Lessee shall redeliver such Engine in such condition with an additional payment (in addition to Maintenance Reserves otherwise payable per Engine) equal to the number of Flight Hours or Cycles less than the minimum required by this
Schedule 3, multiplied by the amount of Engine Maintenance Reserves per Flight Hour or cycle then in effect, unless Lessor and Lessee shall mutually agree that Lessee perform a premature Hot Section Refurbishment Inspection and shop visit and utilize the Engine Maintenance Reserves (if such work qualifies for contribution by Lessor pursuant to Section 7.2) held by Lessor under the Lease.

(4)    FUSELAGE, WINDOWS AND DOORS

       (a) The fuselage will be free of major dents outside allowable Boeing Maintenance or Structural Repair Manual Limits and abrasions and loose or pulled or missing rivets;

       (b) Doors will be free moving, correctly rigged and be fitted with serviceable seals, free from damage as defined by the Boeing Maintenance or Structural Repair Manual Limits.

(5)    WINGS AND EMPENNAGE

       (a) Leading edges will be free from damage, outside allowance Boeing Maintenance or Structural Repair Manual Limits;

       (b)    Wings will be free of fuel leaks.

(6)    INTERIOR

       (a) Ceilings, sidewalls and bulkhead panels will be clean and reasonably free of noticeable cracks and stains by U.S. airline standards.

       (b) Carpets and seat covers will be in good condition, clean and reasonably free of noticeable stains by U.S. airline standards and meet FAR burn certification regulations;

       (c)    Seats will be serviceable and in good condition;

       (d) Emergency equipment having a calendar life will have a minimum of 1 year or 100% of its total approved life, whichever is less, remaining;

       (e) Galleys will contain all equipment installed and functional including service carts (trolleys), containers and coffee pots, which will be reasonably clean by airline standards and shall have all FAA required markings installed;

       (f) Overhead stowage compartments will be clean by airline standards and serviceable with proper markings installed; and

       (g) Lavatories will be clean by airline standards and serviceable with correct FAA markings installed.

(7)    COCKPIT

       (a) Trim panels shall be reasonably free of noticeable stains and cracks, will be clean secure and repainted as necessary;

       (b) Seat covers will be in good condition, clean and free of stains and will conform to FAR burn certification regulations; and

(8)    CARGO COMPARTMENTS

       (a)    Panels will be in good condition; and

       (b)    Nets will be in good condition.

(9)    LANDING GEAR

       Time on each Landing Gear will not be less than 5,000 Flight Hours or Cycles (whichever is less) remaining until the next scheduled overhaul. Each life limited part within the landing gear will have at least the same time remaining as at the Delivery Date. The Landing Gear and wheel wells will be clean, free of leaks and repaired as necessary.

       Notwithstanding paragraph 9 above, if Lessee wishes to redeliver a Landing Gear to Lessor with less life so remaining, Lessee shall give written notice to Lessor no later than sixty (60) days prior to the Expiration Date, and Lessor shall redeliver such Landing Gear in such condition with an additional payment (in addition to the Landing Gear Maintenance Reserves otherwise payable) equal to the number of Flight Hours or Cycles less than the minimum required by this Schedule 3 multiplied by the amount of Landing Gear Maintenance Reserve per Flight Hour or Cycle then in effect under the Lease, unless Lessor and Lessee shall mutually agree that Lessee perform a premature overhaul of such Landing Gear and use the Landing Gear Maintenance Reserve (if such work qualifies for contribution by Lessor pursuant to Section 7.2) held by Lessor under the Lease.

(10)   CORROSION

       (a) The Aircraft will have been inspected and treated with respect to corrosion as defined in the Agreed Maintenance Program and/or Boeing Document No.D6-38528 relative to compliance with the Corrosion Prevention and Control Program (CPCP). The entire fuselage will be free from corrosion which, if discovered during any Check, would require treatment or repair in accordance with the Boeing Structural Repair Manual; and

       (b) Fuel tanks will be free from contamination and corrosion and a tank treatment Program will be in operation.

       Notwithstanding anything contained in this Schedule 3, Lessor shall not be required to make any payments to Lessee in the event that the Airframe, the Engines, the Landing Gear, any time, cycle or calendar controlled component is returned to Lessor in a condition better than that specified in Section 12 and this Schedule 3.

                                   SCHEDULE 4

                             INSURANCE REQUIREMENTS

       The Insurance required to be maintained are as follows:

       (a) HULL ALL RISKS of Loss or Damage (while flying and on the ground) with respect to the Aircraft on an "agreed value basis" for the Agreed Value and with a deductible not exceeding $100,000 (including, without limitation, foreign object damage coverage with a deductible not exceeding $100,000 per engine per occurrence), or such other amount agreed by Lessor from time to time. Without prejudice to the foregoing, with the prior written consent of Lessor, Lessee may increase the aforesaid deductible amount to $500,000 if, prior to doing so, Lessee shall have paid to Lessor the sum of $250,000 by way of an insurance security deposit (the "Insurance Security Deposit") (which Insurance Deposit shall also be available to be applied to deductible losses between $100,000 and $500,000) Insurance Security Deposit (which shall be held by Lessor as security for the performance by Lessee of its obligations under this Agreement and the Other Agreements), shall be returned to Lessee on the Expiration Date if all amounts payable by Lessee under this Agreement and any Other Agreement shall have been paid in full and no Default shall have occurred and be continuing. With Lessor's prior consent, the Insurance Deposit may be provided by Lessee by way of letter of credit issued by a bank acceptable to Lessor and in form and in substance satisfactory to Lessor.

       In the event that the Insurance Security Deposit is applied to a loss claim thereby reducing the balance thereof, Lessee will either (a) replace any deficiency in such balance; or (b) lower the all risk hull insurance deductible to $100,000 within 15 days after the aforementioned application.

       (b) HULL WAR AND ALLIED PERILS, being such risks excluded from the Hull All Risks Policy to the fullest extent available from the leading international insurance markets including confiscation and requisition by the State of Registration for the Agreed Value;

       (c) ALL RISKS (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft on an "agreed value" basis and including engine test and running risks;

       (d) AIRCRAFT THIRD PARTY, PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a Combined Single Limit (Bodily Injury/Property Damage) of an amount not less than the Minimum Liability Coverage for any one occurrence (but in respect of products and personal injury liability this limit may be an aggregate limit for any and all losses occurring during the currency of the policy) War and Allied Risks are also to be covered under the Policy to the fullest extent available from the leading international insurance markets;

       (e) All required hull and spares insurance (as specified above), so far as it relates to the Aircraft will:

              (i) name Lessor and its respective successors and assigns as additional assureds for their respective rights and interests;

              (ii) provide that any loss will be settled jointly with Lessor and Lessee, subject to final prior approval of Lessor and will be payable in Dollars to Lessor, for the account of all interests except where the loss does not exceed the Damage Notification Threshold, and Lessor has not notified the insurers to the contrary, in which case the loss will be settled with and paid to Lessee;

              (iii) include a notice and/or acknowledgment of assignment in a form acceptable to Lessor;

              (iv) if separate Hull "all risks" and "war risks" insurances are arranged, include a 50/50 provision in accordance with market practice (AVS. 103 is the current market language);

              (v) confirm that the insurers are not entitled to replace the Aircraft in the event of an insured Event of Loss;

              (vi) confirm that the insurers will not obtain a valid discharge of the obligations under the Insurance by payment to the broker, notwithstanding market practice to the contrary;

       (f)    All required liability insurances (specified above) will:

              (i) include Lessor and Mercantile Bank of Dubuque, Iowa and their respective successors and assigns, and their respective shareholders, subsidiaries, directors, officers, agents, employees and indemnitees as additional insureds for their respective rights and interests, warranted, each as to itself only, no operational interest;

              (ii) include a Severability of Interest Clause which provides that the insurance, except for the limit of liability, will operate to give each assured the same protection as if there was a separate policy issued to each assured;

              (iii) contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers will not be affected by any other insurance of which Lessor or Lessee have the benefit so as to reduce the amount payable to the additional insureds under such policies;

       (g)    All Insurance will:

              (i) be in accordance with normal industry practice of persons operating similar aircraft in similar circumstances;

              (ii) provide cover denominated in Dollars and any other currencies which Lessor may reasonably require in relation to liability insurance;

              (iii) operate on a worldwide basis subject to such reasonable limitations and exclusions as Lessor may agree;

              (iv) acknowledge the insurer is aware (and has seen a copy) of this Agreement and that the Aircraft is owned by Lessor;

              (v) provide that, in relation to the interests of each of the additional assureds the Insurance will not be invalidated by any act or omission by Lessee, or any other person other than the respective additional assured seeking protection and shall insure the interests of each of the additional assureds regardless of any breach or violation by Lessee, or any other person other than the respective additional assured seeking protection of any warranty, declaration or condition, contained in such Insurances;

              (vi) provide that the insurers will hold harmless and waive any rights of recourse and/or subrogation against the additional assureds or to be subrogated to any rights of the Banks against Lessor or Lessee;

              (vii) provide that the additional assureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the additional assureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;

              (viii) provide that the Insurance will continue unaltered for the benefit of the additional assureds for at least thirty (30) days after written notice by registered mail or telex of any cancellation, change, event of non-payment of premium or installment thereof has been sent to Lessor, except in the case of war risks for which seven (7) days (or such lesser period as is or may be customarily available in respect of war risks or allied perils) will be given, or in the case of war between the five [5) great powers or nuclear peril for which termination is automatic;

              (ix) contain a provision entitling Lessor or any insured party to initiate a claim under any policy in the event of the refusal or failure of Lessee to do so; and

              (x) accept and insure the indemnity provisions of this Agreement to the extent of the risks covered by the policies.

                             LETTER AGREEMENT NO. 1

From:          MIMI Leasing Corp.

To:            Air South Airlines, Inc.

Date:          February 1, 1997

Re: Aircraft Lease Agreement (the "Lease Agreement") of even date herewith between Mimi Leasing Corp. ("Lessor") and Air South Airlines, Inc. (the "Lessee") in respect of Boeing 737-247
       Aircraft, Serial Number 19607

Dear Sirs,

       This is Letter Agreement No. 1, referred to in the Lease Agreement, and upon your acceptance of its terms, will record our further agreement with respect to the Lease Agreement. Capitalized terms used, but not defined, in this Letter Agreement shall have the respective meanings assigned to them in the Lease Agreement.

       For valuable consideration (the receipt and sufficiency of which is acknowledged), Lessor and Lessee agree as follows:

       In order to preserve the confidentiality of certain other business terms of the Lease Agreement, Lessor and Lessee have agreed that certain provisions referred to in the Lease Agreement shall be set forth in this Letter Agreement No. 1 rather than in the body of the Lease Agreement, as follows:

Paragraph 1

       AIRCRAFT DEPOSIT. The amount of the Aircraft Deposit contemplated by
Section 5.1 of the Lease Agreement shall be that sum specified on Schedule 1 hereto, payable in full on or before May 1, 1997.

Paragraph 2

       RENT. The amount of Rent payable by Lessee in respect of each Rental Period pursuant to Section 5.3 of the Lease Agreement shall be as follows:

       Rental Periods 1-36                      The sum specified on
                                                Schedule 1 hereto

Paragraph 3

       MAINTENANCE RESERVES. The amount of Maintenance Reserves payable pursuant to Section 5.4 of the Lease Agreement shall be as specified on Schedule 1 hereto.

On or about February 1, 1998 and on February 1, 1999, the rate of Maintenance Reserves may be adjusted upwards by Lessor at a percentage rate per annum not to exceed the percentage increase in the Consumer Price Index for the Columbia, South Carolina Metropolitan Area since the Delivery Date or the date of the last price adjustment under this provision, if later. In addition, but not limiting the foregoing, Lessee acknowledges that the rates of Maintenance Reserves currently provided for in this Agreement are based upon the assumption the Agreed Maintenance Program for the Aircraft during the Term will be the same as that in effect on the Delivery Date. In the event that such assumption proves to be incorrect at any time during the Term, Lessor and Lessee agree that Lessor shall have the right, upon written notice to Lessee, to adjust the rate of Maintenance Reserves so as to reasonably account for the incorrectness of such assumption. In the event that the Agreed Maintenance Program changes during the Term (any such change to be in accordance with the relevant terms and conditions of this Agreement), Lessor shall make the aforementioned adjustment in the manner which Lessor determines, in its reasonable discretion, is necessary to maintain the rates of Maintenance Reserves at levels which accurately reflect the costs associated with obtaining the maintenance services referred to in
Section 7.2 at prevailing industry rates. Each such notice shall specify the revised rate of Maintenance Reserves and the effective date of such revision. Lessee agrees to advise Lessor, in writing, of any circumstances or events which would result in the foregoing assumption becoming incorrect at any time during the Term.

Paragraph 4

       INSURANCE

       (a) The Agreed Value shall be that sum specified on Schedule 1 hereto, or, if higher, the appraised value of the Aircraft most recently determined by an appraiser selected by Lessor and experienced in valuing Boeing 737 aircraft.

       (b)    The Damage Notification Threshold shall be that sum specified on
Schedule 1 hereto.

       (c)    The Minimum Liability Coverage shall mean that sum specified on
Schedule 1 hereto, on each occurrence.

       (d) Nothing in the Lease Agreement shall prohibit Lessor or Lessee from insuring the Aircraft (or, in the case of Lessor only, its interest in the Lease Agreement), at their own expense and to the extent their respective interests may appear, in an amount in excess of that required to me maintained by Lessee under Section 9 and
Schedule 4 of the Lease Agreement and this Letter Agreement No. 1; provided that in no event shall such additional insurance obtained be the Lessor interfere with Lessee's ability to insure its interests in the Aircraft in accordance with its standard policies and practices in effect from time to time during the Term; and provided further that Lessee shall not maintain insurance covering the aircraft hull risks described in Clauses (a) and (b) of Schedule 4 to the Lease Agreement in an amount greater than $1,000,000 in excess of the Agreed Value, or such higher limit as Lessee may maintain with a prior written approval of Lessor, which approval will not be unreasonably withheld.

       Except as amended hereby, the Lease Agreement remains in full force and effect as the legal, valid and binding obligations of Lessor and Lessee.

       This letter shall be governed by, and construed in accordance with, the Governing Law. Please indicate your acceptance of the foregoing by signing this letter at the place indicated and return it to us.

                                        Yours truly,

                                        MIMI LEASING CORP.

                                        By______________________________________
                                        Its_____________________________________

Agreed and accepted

AIR SOUTH AIRLINES, INC.

By______________________________
Its_____________________________

                                   SCHEDULE 1
                           TO LETTER AGREEMENT NO. 1
                             DATED FEBRUARY 1, 1997


Paragraph 1

       The Aircraft Deposit is $210,000.

Paragraph 2

       The Rent per Rental Period is $105,000.

Paragraph 3

       The amount of Maintenance Reserves is:

              (i) Airframe Maintenance Reserves $90 per Flight Hour or Cycle, whichever is higher;

              (ii) Engine Maintenance Reserves - $85 per Flight Hour or Cycle, whichever is higher, in respect of each Engine;

              (iii) APU Maintenance Reserves - $10 per Flight Hour or Cycle, whichever is higher, in respect of the APU.

              (iv) Landing Gear Maintenance Reserves - $10 per Flight Hour or Cycle, whichever is higher.

Paragraph 4

       (a)    The Agreed Value is $4,800,000.

       (b)    The Damage Notification Threshold is $100,000.

       (c)    The Minimum Liability Coverage is $400,000.000.

                            LETTER AGREEMENT NO. 1


From:   MIMI Leasing Corp.

To:     Air South Airlines, Inc.

Date:   February 1, 1997

Re:     Aircraft Lease Agreement (the "Lease Agreement") of even date herewith between Mimi Leasing Corp. ("Lessor") and Air South Airlines, Inc. (the "Lessee") in respect of Boeing 737-247 Aircraft, Serial Number 19607

Dear Sirs,

        This is Letter Agreement No. 1, referred to in the Lease Agreement, and upon your acceptance of its terms, will record our further agreement with respect to the Lease Agreement. Capitalized terms used, but not defined, in this Letter Agreement shall have the respective meanings assigned to them in the Lease Agreement.

        For valuable consideration (the receipt and sufficiency of which is acknowledged), Lessor and Lessee agree as follows:

        In order to preserve the confidentiality of certain other business terms of the Lease Agreement, Lessor and Lessee have agreed that certain provisions referred to in the Lease Agreement shall be set forth in this Letter Agreement No. 1 rather than in the body of the Lease Agreement, as follows:

Paragraph 1

        AIRCRAFT DEPOSIT.  The amount of the Aircraft Deposit contemplated by
Section 5.1 of the Lease Agreement shall be that sum specified on Schedule 1 hereto, payable in full on or before May 1, 1997.

Paragraph 2

        RENT. The amount of Rent payable by Lessee in respect of each Rental Period pursuant to Section 5.3 of the Lease Agreement shall be as follows:

        Rental Periods 1-36             The sum specified on
                                        Schedule 1 hereto

Paragraph 3

        Maintenance Reserves. The amount of Maintenance Reserves payable pursuant to Section 5.4 of the Lease Agreement shall be as specified on
Schedule 1 hereto.

On or about February 1, 1998 and on February 1, 1999, the rate of Maintenance Reserves may be adjusted upwards by Lessor at a percentage rate per annum not to exceed the percentage increase in the Consumer Price Index for the Columbia, South Carolina Metropolitan Area since the Delivery Date or the date of the last price adjustment under this provision, if later. In addition, but not limiting the foregoing, Lessee acknowledges that the rates of Maintenance Reserves currently provided for in this Agreement are based upon the assumption the Agreed Maintenance Program for the Aircraft during the Term will be the same as that in effect on the Delivery Date. In the event that such assumption proves to be incorrect at any time during the Term, Lessor and Lessee agree that Lessor shall have the right, upon written notice to Lessee, to adjust the rate of Maintenance Reserves so as to reasonably account for the incorrectness of such assumption. In the event that the Agreed Maintenance Program changes during the Term (any such change to be in accordance with the relevant terms and conditions of this Agreement), Lessor shall make the aforementioned adjustment in the manner which Lessor determines, in its reasonable discretion, is necessary to maintain the rates of Maintenance Reserves at levels which accurately reflect the costs associated with obtaining the maintenance services referred to in Section 7.2 at prevailing industry rates. Each such notice shall specify the revised rate of Maintenance Reserves and the effective date of such revision. Lessee agrees to advise Lessor, in writing, of any circumstances or events which would result in the foregoing assumption becoming incorrect at any time during the Term.

Paragraph 4

        INSURANCE

        (a) The Agreed Value shall be that sum specified on Schedule 1 hereto, or, if higher, the appraised value of the Aircraft most recently determined by an appraiser selected by Lessor and experienced in valuing Boeing 737 aircraft.

        (b) The Damage Notification Threshold shall be that sum specified on Schedule 1 hereto.

        (c)     The Minimum Liability Coverage shall mean that sum specified on
Schedule 1 hereto, on each occurrence.

        (d) Nothing in the Lease Agreement shall prohibit Lessor or Lessee from insuring the Aircraft (or, in the case of Lessor only, its interest in the Lease Agreement), at their own expense and to the extent their respective interests may appear, in an amount in excess of that required to be maintained by Lessee under Section 9 and Schedule 4 of the Lease Agreement and this Letter Agreement No. 1; provided that in no event shall such additional insurance obtained by the Lessor interfere with Lessee's ability to insure its interest in the Aircraft in accordance with its standard policies and practices in effect from time to time during the Term; and provided further that Lessee shall not maintain insurance covering the aircraft hull risks described in Clauses (a) and (b) of Schedule 4 to the Lease Agreement in an amount greater than $1,000,000 in excess of the Agreed Value, or such higher limit as Lessee may maintain with a prior written approval of Lessor, which approval will not be unreasonably withheld.

        Except as amended hereby, the Lease Agreement remains in full force and effect as the legal, valid and binding obligations of Lessor and Lessee.

        This letter shall be governed by, and construed in accordance with, the Governing Law. Please indicate your acceptance of the foregoing by signing this letter at the place indicated and return it to us.

                                        Yours truly,

                                        MIMI LEASING CORP.


                                        By
                                           -------------------------------
                                        Its
                                            ------------------------------


Agreed and accepted

AIR SOUTH AIRLINES, INC.


BY /s/
  --------------------------

Its Vice President
   -------------------------

                              Mimi Leasing Corp.
                               600 Sunset Ridge
                             Dubuque, Iowa  52003


                               February 1, 1997



Air South Airlines, Inc.
2625 Airport Boulevard
West Columbia, South Carolina  29170
Attn.:  Vice President - Airline Services

            Re: Letter Agreement No. 2 to Aircraft Lease Agreement, dated as of even date herewith (the "Lease Agreement"), between Mimi Leasing Corp. ("Lessor") and Air South Airlines, Inc. ("Lessee") in respect of One Boeing 737-247 Aircraft, manufacturer's serial number 19607, United States registration N4510W


Dear Sirs:

        This Letter Agreement No. 2, upon your acceptance of its terms, will record our further agreements with respect to the referenced Lease Agreement, and the provisions hereof shall be incorporated into, and for all purposes deemed part of the Lease Agreement.

        Capitalized terms used, but not defined, in this Letter Agreement No. 2 shall have the respective meanings assigned to them in the Lease Agreement.

        For valuable consideration, the receipt and sufficiency of which is acknowledged, Lessor and Lessee agree as follows:

        1. Any provisions of Sections 8.5 and 8.7 of the Lease Agreement to the contrary notwithstanding, Lessee may (a) enter into contracts (sometimes referred to as "leases" or "wet leases") covering a part or all of the capacity of the Aircraft in the ordinary course of Lessee's business, under which Lessee retains operational control of the Aircraft (which for the purposes hereof means, among other things, that Lessee will at all times supply and be responsible for furnishing flight and cabin crews, maintenance and insurance for, and covering, such operations of the Aircraft), and such leases or wet leases shall not be deemed to be prohibited transfers of possession under the Lease Agreement, provided that in all events Lessee's obligations under the Lease Agreement shall continue in full force and

Air South Airlines, Inc.
February 1, 1997
Page 2



effect notwithstanding such leases or wet leases, and (b) transfer possession of the Airframe or any Engine to the United States of America or any instrumentality thereof pursuant to the Civil Reserve Air Fleet Program authorized by 10 U.S.C. Section 9511 et seq., or any substantially similar program of the United States Government, provided that any such transfer of possession does not extend beyond the Expiration Date of the Lease Agreement.

        2. Any provisions of Sections 8.12, 8.13 and 8.14(c) of the Lease Agreement to the contrary notwithstanding, with respect to any Engine, and at any time and from time to time during the Term, Lessee may:

        (a) install such Engine on an airframe owned by Lessee free and clear of all Liens, except (i) Permitted Liens, (ii) those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the aircraft or airframe as an entirety), and (iii) those created by the rights of others under normal interchange or pooling agreements or arrangements customary in the airline industry which do not contemplate, permit or require the transfer of title to, or give rise to a Lien upon, such airframe as an entirety or the engines installed thereon; and

        (b) install an Engine on an airframe leased to Lessee, or purchased by Lessee subject to a conditional sale or otherwise subject to a security agreement, provided that (i) such airframe is free and clear of all Liens except (y) the rights of the parties to the lease, conditional sale or other security agreement and (z) Liens of the type permitted by the immediately preceding Clause 2(a), and (ii) such lease, conditional sale or other security agreement expressly provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe; and

        (c) install an engine on the Aircraft, provided that (i) such engine shall meet the standards for a replacement engine set forth herebelow,
(ii) such engine shall be airworthy and in condition required by the Agreed Maintenance Program for regular use on the Aircraft and (iii) if such replacement engine is being installed on the Aircraft because an Engine has become time, cycle or calendar expired, unserviceable or otherwise damaged, Lessee shall promptly comply with all maintenance requirements of the Lease Agreement and the Agreed Maintenance Program and/or otherwise repair or return such Engine to an airworthy and

Air South Airlines, Inc.
February 1, 1997
Page 3


serviceable condition. For the purposes of this Clause 3(c), the term "replacement engine" means a Pratt and Whitney Model JT8D-9A engine, or an engine of the same or another manufacturer of a comparable or improved model, that is suitable and certificated by the FAA for installation and use on the Aircraft and that is in as good an operating condition as the Engine it is temporarily replacing assuming such Agreement at the time it is replaced.

        (d) In the Event Lessor shall have received from the lessor or secured party of any airframe leased to Lessee or purchased by Lessee subject to a conditional sale or other security agreement, a written agreement (contemplated by the immediately preceding Clause 2(b)(ii) and Clause 2(e) below), which provides that the lessor or secured party under such agreement shall not acquire or claim any right, title or interest in any Engine or Lessor, and the lease or conditional sale or other security agreement covering such airframe also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, Lessor hereby agrees for the benefit of such lessor or secured party that Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine as the result of such engine being installed on the Aircraft at any time while such engine is owned by such lessor or is subject to such conditional sale or other security agreement or security interest in favor of such secured party. Without limiting the requirements of Clause 2(e), below, Lessor agrees that the existence of a clause reciprocal to the foregoing in such lease, conditional sale or other security agreement shall suffice the purposes of this paragraph as the required written agreement.

        (e) For the avoidance of doubt, Lessee's rights under Clauses 2(b) and 2(c), above, shall become effective (i) upon Lessee's having first obtained from the lessor of, or the secured party having a security interest in, a specific airframe or engine, a written agreement expressly providing that such Person will not claim or acquire any interest in Lessor's Aircraft or any Engine as a result of the temporary engine exchanges authorized by this Clause 2, and (ii) upon Lessor's approval of such written agreement which approval will not be unreasonable withheld.

        (f) Lessee shall furnish Lessor with a written report of any engine exchanges authorized by this Clause 2 which shall identify (i) the location and maintenance status of each affected Engine and (ii) any engine not owned by

Air South Airlines, Inc.
February 1, 1997
Page 4

Lessor that is installed on the Airframe. Lessee shall also furnish Lessor with a written report identifying any interchange or pooling agreement or parts leasing agreement entered into by Lessee, identifying by name and address, the other party to any such agreement, and Lessor may, upon request, review such agreements. Such written reports shall be submitted monthly along with Lessee's payment of maintenance reserves pursuant to Section 5.4 of the Lease Agreement.

        3.      (a)   The provisions of Sections 8.12 through 8.18, inclusive,
of the Lease Agreement to the contrary notwithstanding, with respect to any Part, and at any time and from time to time during the Term, Lessee shall, at its own cost and expense, as promptly as practicable replace all Parts that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing. Lessee may remove any damaged beyond repair or permanently rendered unfit for use, provided that Lessee shall, except as otherwise provided in Clause 3(d) below, replace such Parts as provided in Clause 3(c), below, provided, however, that Lessee shall notify Lessor in writing and obtain Lessor's approval prior to replacing any Landing Gear or the APU. All replacement Parts shall be free and clear of all Liens except Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replace Parts were in the condition and repair required to be maintained by the terms hereof.

        (b) Except as otherwise provided in Clause 3(d), below, all Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor and subject to the Lease Agreement, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to such Airframe or Engine and that meet the requirements for such replacement Parts specified in Clause 3(a) hereof. Immediately upon any replacement Part becoming incorporated or installed in or attached to an Airframe or Engine as provided in Clause 3(a) hereof, without further act, (i) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of Lessor and shall no longer be deemed a Part hereunder; (ii) title to such replacement Part shall thereupon vest in Lessor; and (iii) such replacement Part shall become subject to this Lease and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.

Air South Airlines, Inc.
February 1, 1997
Page 5

        (c) Any Part (other than a Landing Gear or the APU) removed from the Airframe or from any Engine as provided in Clause 3(A) hereof may be subjected by Lessee to a normal pooling or leasing agreement or arrangement customary in the airline industry entered into in the ordinary course of Lessee's business with any Certificated Air Carrier or a recognized lessor of aircraft parts, provided the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Clauses 3(a) and 3(b) hereof as promptly as practicable after the removal of such removed Part. In addition, any temporary replacement part when incorporated or installed in or attached to the Airframe or any Engine in accordance with Clause 3(A) hereof may be owned by another airline or vendor as customary in the airline industry, subject to such a normal pooling or leasing arrangement, provided (i) such arrangement does not contemplate, permit or require the transfer of title to , or give rise to any Lien upon, the Airframe or any Engine, and (ii) Lessee, at its expense, as promptly thereafter as practicable, either (A) causes title to such temporary replacement part to vest in Lessor in accordance with Clause 3(b) hereof by Lessee acquiring title thereto for the benefit of Lessor free and clear of all Liens except Permitted Liens, at which time such temporary replacement part shall become a Part and become subject to the Lease Agreement, or (B) replaces such temporary replacement part by incorporating or installing in or attaching to such Airframe or Engine a further replacement Part owned by Lessee free and clear of all Liens except Permitted Liens, and by causing title to such further replacement Part to vest in Lessor in accordance with Clause 3(b) hereof.

        (d) Lessee, at its own expense, shall make alterations and modifications in and additions to the Airframe and any Engine as may be required to be made from time to time during the Term by applicable law regardless upon whom such requirements are, by their terms, nominally imposed. In addition, Lessee, at its own expense and with the prior written approval of Lessor, which approval will not be unreasonably withheld, may from time to time make such alterations and modifications in and additions to the Airframe and any Engine as Lessee deems desirable in the proper conduct of its business (including, without limitation, removal of Parts other than a landing gear or the APU), provided that no such alteration, modification or addition diminishes the value, utility, condition or airworthiness of such Airframe or Engine below the value, utility, condition or airworthiness thereof immediately prior to such alteration, modification or addition, assuming such Airframe or Engine was then in the condition required to be maintained by the terms of this Lease. Title to all Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of any alteration,

Air South Airlines, Inc.
February 1, 1997
Page 6



modification or addition effected by Lessee shall, without further act, vest in the Lessor and become subject to this Lease, provided, however, to the extent agreed to in advance, in writing by Lessor and Lessee, Lessee may remove any such Part from the Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the terms of Section 8.11 of the Lease Agreement or the first sentence of this Clause 3(d), and (iii) such Part is readily removable without causing material damage to such Airframe or Engine and such Part can be removed from such Airframe or Engine without diminishing or impairing the value, condition, utility or airworthiness which such Airframe or Engine would have had at the time of removal had such alteration, modification or addition not been effected by Lessee. Upon the removal by Lessee or any Part agreed to in advance, in writing by Lessor and Lessee as provided by the immediately preceding Clauses 3(d)(i) through 3(d)(iii) title thereto shall, without further act, vest in Lessee free and clear of all rights of Lessor and Lessor's Liens and such Part shall no longer be deemed a Part hereunder and Lessee shall, as soon as practicable, repair any damage to the Aircraft or Engine resulting from the removal of such Part. Any Part not removed by Lessee as above provided prior to the return of the Airframe or respective Engine to Lessor under the Lease Agreement shall remain the property of Lessor all subject to this Lease. If any removable part, incorporated or installed in or attached or added to the Airframe or any Engine as the result of any alteration modification or addition agreed to in advance, in writing by Lessor and Lessee is (y) owned by any third party and leased to Lessee or installed on the Aircraft under license granted to or by Lessee, or (z) sold to Lessee subject to a conditional sales contract or other security subject to a security interest in favor of any third party, then Lessor will not acquire or claim, as against such lessor, licensor, conditional vendor or secured party, any right, title or interest in any such removal part as the result of such removable part being installed in the Aircraft, provided, however, that (A) the inability of Lessor to so acquire or claim is subject to the express condition that such lessor, licensor, conditional vendor or secured party (aa) shall not acquire or claim, as against Lessor, any right, title or interest in the Aircraft, or any Part other than its interest in such removable part by reason of such removable part being installed thereon, and (bb) shall expressly disclaim in writing any right to assert a claim, as against Lessor, to any right, title or interest in the Aircraft or any Part thereof, and (B) any removable part not removed by Lessee within 60 days after the occurrence of an Event of Default which is continuing uncured, shall, at

Air South Airlines, Inc.
February 1, 1997
Page 7


such time, become the property of Lessor and be subject to this Lease. In no event shall Lessor bear any liability or cost for any alteration, modification or addition to, or for any grounding or suspension of certification of, the Aircraft, or for any loss of revenue arising therefrom.

       (e) For the avoidance of doubt, under this Clause 3, a whole Engine shall is not be construed to be a Part.

       4.     (a)    Except as expressly set forth herein, the Lease Agreement, including Letter Agreement No. 1 with respect thereto, shall remain in full force and effect as the legal, valid and binding obligations of Lessor and Lessee.

              (b) This Letter Agreement No. 2 shall be governed by, and construed in accordance with the Governing Law.

              (c) This Letter Agreement No. 2 may be executed by the parties hereto in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Air South Airlines, Inc.
February 1, 1997
Page 8


       Please indicate your acceptance of the foregoing by signing this letter at the place indicated and returning it to us.

                                   Yours truly,

                                   MIMI LEASING CORP.



                                   By:
                                      -------------------------------

                                   Its:
                                       ------------------------------

Agreed and Accepted

AIR SOUTH AIRLINES, INC.



By: /s/
    ---------------------------------

Its: Vice President
     --------------------------------

Date: 3/5/97
      -------------------------------